                                                                 Exhibit 10.10

                               SUBLEASE AGREEMENT

     This Sublease Agreement (this "Sublease"), dated as of October 6, 2005, is entered into by and between: Light Sciences Corporation, a Washington corporation ("LSC"), and Light Sciences Oncology, Inc., a Washington corporation ("LSO").

                                    RECITALS

     A. LSC is the subtenant under that certain Sublease Agreement dated September 9, 2002, between Microsoft, Inc., a Washington corporation (formerly Great Plains Software O.C., Inc.) ("Sublandlord") and LSC (the "Master Sublease"), under which LSC leases office space located at 34931 S.E. Douglas Street, Suite 200, Snoqualmie, WA 98065 (the "Premises"). The Master Sublease is attached to this Sublease as Schedule A. The Premises are more fully identified and legally described in the Master Sublease.

     B. Sublandlord is the tenant under that certain Lease dated as of March 2, 2000, between Snoqualmie Ridge Cascade View LLC, a Washington limited liability company ("Master Landlord") and Sublandlord ("Master Lease"), under which Sublandlord leases the Premises. The Master Lease is attached to this Sublease as Schedule B.

     C. LSC desires to sublease office space measuring approximately 6003 square feet, shown cross-hatched on attached Schedule C (the "Subleased Premises") to LSO and to share the right to use all other rooms and areas not occupied as offices by staff of LSC or others (collectively, the "Shared Areas"), and LSO desires to sublease such Subleased Premises from LSC and share the right to use the Shared Areas, all subject to the terms and conditions of this Sublease.

                                    AGREEMENT

     NOW, THEREFORE, LSC and LSO agree as follows:

SECTION 1. SUBLEASED PREMISES AND SHARED AREAS. Subject to the terms and conditions of this Sublease, LSC hereby subleases the Subleased Premises to LSO, and LSO hereby subleases the Subleased Premises from LSC. In addition, LSC grants LSO the right to use and access the Shared Areas and any and all furniture, fixtures and equipment in the Shared Areas and the same rights of ingress and egress to the Subleased Premises and Shared Areas as LSC has under the Master Sublease. The shared equipment, includes, without limitation, the equipment listed in attached Schedule D ("Designated Shared Equipment"). Without limiting the foregoing, LSO will have the right to use for regular ingress and egress the stairwell that is currently used as an emergency exit from the Subleased Premises. LSC will deliver LSO possession of the Subleased Premises on the date of this Sublease. LSO will have access to the Subleased Premises and Shared Areas seven (7) days a week, twenty-four (24) hours a day, every day of the year, subject to any restrictions set forth in the Master Lease or Master Sublease. LSO will be entitled to display reasonable signage for the Subleased Premises, including, without limitation, signage on the door to the Subleased Premises, to the extent permitted under the Master Lease and Master Sublease.

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SECTION 2. SERVICES. During the Term (as defined below), LSC will provide the following services to LSO for the normal use of the Subleased Premises and Shared Areas:

          (a) electricity, gas and utilities;

          (b) heat, ventilation and air conditioning;

          (c) telephone and data;

          (d) janitorial services;

          (e) maintenance and repair services necessary to maintain the Subleased Premises and Shared Areas in good working order and in a safe condition;

          (f) maintenance and repair of all equipment, fixtures and furniture used in the Shared Areas; and

          (g) a reasonable number of unreserved parking spaces.

     LSC will perform or cause to be performed the foregoing services in a professional and workmanlike manner and with at least the same quality, timeliness and efficiency as LSC performs or causes to be performed similar services in the operation of its own business.

SECTION 3. TERM AND TERMINATION

     3.1 TERM. The term of this Sublease will commence on the date of this Sublease and will end upon the termination or expiration of the Master Sublease, unless sooner terminated in accordance with Section 3.2, 3.3 or 3.4 (the "Term").

     3.2 TERMINATION BY LSO. LSO may terminate the Term upon one hundred twenty
(120) days' written notice; provided, that LSO may terminate the Term upon written notice if LSC breaches any of its obligations under this Sublease, and such breach continues for twenty (20) days after written notice from LSO.

     3.3 TERMINATION BY LSC. LSC may terminate the Term upon written notice if LSO fails to pay any Rent or other amounts payable hereunder when due, and such failure continues for ten (10) days after written notice from LSC, or LSO otherwise breaches its obligations under this Sublease, and such breach continues for twenty (20) days after written notice from LSC.

     3.4 TERMINATION OF MASTER LEASE OR MASTER SUBLEASE. This Sublease will terminate if the Master Lease or Master Sublease terminates or is terminated for any reason.

     3.5 SURRENDER OF SUBLEASED PREMISES. LSO will, on or before the last day of the Term, remove all of its furniture, furnishings, personal property and equipment and surrender the Subleased Premises.

SECTION 4. COMPENSATION

     4.1 RENT. LSO will pay to LSC rent on a monthly basis ("Rent") calculated as follows:

          (a) for the Subleased Premises, LSO will pay an amount equal to

               (i) the rent payable by LSC under Section 3.1 and 3.2 of the Master Sublease multiplied by

               (ii) the ratio of the rentable square footage of the Subleased Premises to the rentable square footage of the Premises; and

          (b) for the Shared Areas, LSO will pay an amount equal to

               (i) the rent payable by LSC under Section 3.1 and 3.2 of the Master Sublease multiplied by the ratio of the rentable square footage of the Shared Areas to the rentable square footage of the Premises multiplied by

               (ii) the ratio of the rentable square footage of the (x) Subleased Premises to the (y) rentable square footage of the Subleased Premises and the portion of the Premises used exclusively by any person or entity other than LSO.

Rent will be paid in advance on the first day of each calendar month at such place as LSC may designate, without prior demand therefor. Those portions of Rent paid under this Section 4.1 attributable to "Additional Rent" payable by LSC under the Master Sublease will be reconciled in accordance with Section 3.2 of the Master Sublease. If this Sublease does not commence or terminate on the first or last day of a calendar month, Rent for the month of commencement or termination will be prorated.

     4.2 ADDITIONAL RENT. In the event LSC incurs costs to provide services described in Section 2 that are not provided by the Master Landlord or Sublandlord, then LSO will pay to LSC the actual costs incurred by LSC to provide such services to LSO allocated to LSO in the same manner that rent under the Master Sublease is allocated to LSO under Section 4.1 ("Additional Rent"). For avoidance of doubt, no additional rent or fees will be payable under this
Section 4.2 for services that are included in the operating expenses charged to LSC under Section 3.2 of the Master Sublease. On or about the first day of every calendar month, LSC will submit to LSO a reasonably detailed written invoice for any Additional Rent for services properly performed during the prior calendar month. LSO will pay LSC the amounts properly payable under each invoice within thirty (30) days after receipt.

     4.3 RECORDS. Upon reasonable request, LSC will furnish such information as LSO may reasonably request to verify any amounts payable hereunder. Further, LSO will have the right to review and audit LSC's books and records upon reasonable advance notice to verify the calculation of the amounts payable under this
Section 4.

SECTION 5. USE. The Subleased Premises and Shared Areas will be used and occupied by LSO only for general purpose use, including, without limitation, dry and wet laboratory, and research and development. LSC represents that the Subleased Premises and Shared Areas can be used for such purposes under the Master Lease and Master Sublease. LSO will observe at all times (a) any and all rules and regulations promulgated by the Master Landlord that are applicable to the Subleased Premises and Shared Areas or any occupant thereof; and (b) commercially reasonable safety and security regulations established by LSC in consultation with LSO for the use or occupancy of the Subleased Premises and Shared Areas.

SECTION 6. LOCKS. LSC will furnish LSO with keys and security cards needed for access to the Subleased Premises and Shared Areas. Upon termination of the Term, LSO will surrender all keys and security cards to the Subleased Premises and Shared Areas. LSO will not change the locks to the Subleased Premises without the prior written consent of LSC and the Sublandlord. LSC will not unreasonably withhold its consent to any such change.

SECTION 7. INSURANCE. Unless otherwise agreed upon by the parties, during any period of occupancy, LSC will keep in full force and effect insurance as required of LSC under Section 14 of the Master Sublease. During the period of LSO's occupancy, (a) such insurance will name LSO as an additional insured, (b) LSC will not cancel such insurance without the prior written consent of LSO, and
(c) upon request, LSC will provide certificates to LSO evidencing such insurance. The premiums and related costs for such insurance will be allocated to LSO in the same manner that rent is allocated to LSO under Section 4.

SECTION 8. MASTER LEASE AND MASTER SUBLEASE

     8.1 ADHERENCE TO MASTER LEASE AND MASTER SUBLEASE. This Sublease is subject to the terms and conditions of and subordinate to the Master Lease and Master Sublease. LSO will be bound by all obligations and responsibilities of LSC as tenant under the Master Sublease and hereby assumes the obligations of LSC thereunder with respect to the Subleased Premises, except to the extent such obligations are inconsistent with LSO's obligations under this Sublease or are addressed by the terms and conditions of this Sublease. LSO will not knowingly take any actions that will cause LSC to be in default under the Master Sublease or Sublandlord to be in default under the Master Lease.

     8.2 GOOD STANDING. LSC represents and warrants that (a) the Master Sublease is in good standing, and, to its knowledge, the Master Lease is in good standing; (b) there are no agreements other than the Master Sublease and Master Landlord's Consent to Sublease between LSC and the Sublandlord concerning the use of the Subleased Premises or Shared Areas; and (c) LSC is not in breach or default, and has not received notice of any breach or default, under the Master Sublease, and, to its knowledge, Sublandlord is not in breach or default under the Master Lease. LSC will immediately notify LSO if LSC receives oral or written notice from Sublandlord of a breach or default under the Master Sublease.

     8.3 PERFORMANCE. LSC will perform all of its obligations under the Master Sublease. LSC will use diligent good faith efforts to cause the Sublandlord to perform its obligations under the Master Sublease.

     8.4 AMENDMENT; TERMINATION; RENEWAL. LSC will not amend or voluntarily terminate the Master Sublease, or surrender all or any portion of the Subleased Premises or Shared Areas, without LSO's prior written consent. At least thirty
(30) days before the first day that LSC has to exercise its option to extend the term of the Master Sublease, LSC will notify LSO whether LSC will exercise its option to extend the term of the Master Sublease. If LSC notifies LSO that LSC will not exercise its option to extend the term of the Master Sublease, then LSC will cooperate and assist LSO to assume and extend the Master Sublease to enable LSO to sublease the Subleased Premises and Shared Areas from the Sublandlord. If LSC notifies LSO that LSC will exercise its option to extend the Master Sublease, then LSC will timely and properly exercise its option to extend the term of the Master Sublease.

SECTION 9. ASSIGNMENT AND SUBLETTING. LSO will not sublet the Subleased Premises or assign this Sublease or any part thereof for any period of time without the prior consent of Master Landlord, Sublandlord and LSC. LSC will not assign this Sublease or any part thereof without the prior consent of LSO. Neither party will unreasonably delay, withhold or condition its consent.

SECTION 10. INDEMNIFICATION. LSO will indemnify, defend and hold harmless LSC, Sublandlord and Master Landlord from any claim, liability or suit, including reasonable attorneys' fees, for any injury or damage occurring in or about the Subleased Premises or Shared Areas where such damage or injury was caused by any act, omission, negligence or intentional act of LSO or by LSO's agents, employees, servants, customers, clients, contractors or invitees. LSC will indemnify, defend and hold harmless LSO from any claim, liability or suit, including reasonable attorneys' fees, for any injury or damage occurring in or about the Subleased Premises or Shared Areas where such damage or injury was caused by any act, omission, negligence or intentional act of LSC or by LSC's agents, employees, servants, customers, clients, contractors or invitees. The indemnification obligations contained in this Section will not be limited by any worker's compensation, benefit or disability laws, and each indemnifying party hereby waives (solely for the benefit of the indemnified party) any immunity that said indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker's compensation, benefit or disability laws. LSO AND LSC ACKNOWLEDGE BY THEIR EXECUTION OF THIS SUBLEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS SUBLEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKER'S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LSO AND LSC.

SECTION 11. QUIET ENJOYMENT. Provided LSO has satisfied its obligations under
Section 4, LSO will peaceably and quietly hold and enjoy the Subleased Premises for the Term.

SECTION 12. CONFIDENTIALITY. Neither party will use the Confidential Information of the other party or disclose, disseminate, display, publish or distribute any Confidential Information of the other party to any person or entity without the prior written consent of the disclosing party. Each party will exercise due care (i.e., at least as much care as it affords its own confidential information) to prevent unauthorized disclosure or use of Confidential Information of the disclosing party. Without limiting the foregoing, the receiving party will make the Confidential Information of the disclosing party available only to those of its employees, agents and other representatives who have a need to know the same for a purpose authorized by the disclosing party, who have been informed that the Confidential Information belongs to the disclosing party, and who have agreed or are otherwise obligated to comply with this Section 12. "Confidential Information" means any trade secrets or other information of a party disclosed to or learned or acquired by the other party and not generally available to the public, whether of a technical, business or other nature (including, without limitation, information relating to a party's research, studies, drugs, clinical data, products, developments, designs, methods, manufacturing processes, business plans, finances, personnel, marketing plans, customers, suppliers, prospects or other affairs). However, Confidential Information does not include any information that: (a) was known by the receiving party prior to communication by the disclosing party; (b) is a matter of public knowledge at the time of such disclosure by the disclosing party; (c) becomes a matter of public knowledge, without fault on the part of the receiving party, subsequent to disclosure by the disclosing party to the receiving party; or (d) has been disclosed to the receiving party from a third party lawfully having possession of such Confidential Information without an obligation of confidentiality to the disclosing party. Subparagraph (a) will not apply to Confidential Information transferred from LSC to LSO under the Asset Transfer Agreement entered into in connection with this Sublease. Notwithstanding the foregoing restrictions, the receiving party may disclose or produce any Confidential Information of the disclosing party if and to the extent required by any discovery request, subpoena, court order, governmental action, or to the extent the receiving party believes in good faith on the basis of an opinion of counsel that such disclosure is required by applicable law or regulation; provided, that the receiving party gives the disclosing party reasonable advance notice of the same (e.g., so as to afford the disclosing party a reasonable opportunity to appear, object and obtain a protective order or other appropriate relief regarding such disclosure).

SECTION 13. MISCELLANEOUS

     13.1 NOTICES. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, by fax (receipt confirmed), or by registered or certified mail, return receipt requested and postage prepaid or sent by express courier service (receipt verified), to the parties at the following addresses (or at such other addresses for a party as will be specified by the like notice; provided, that notices of a change of address will be effective only upon receipt thereof):

     To LSO: Light Sciences Oncology, Inc.
             34931 SE Douglas Street
             Suite 200
             Snoqualmie, WA 98065
             Attn.: Jay Winship, M.D.
             Fax: ____________________________

     To LSC: Light Sciences Corporation
             34931 SE Douglas Street
             Suite 200
             Snoqualmie, WA 98065
             Attn.: __________________________
             Fax: ____________________________

All such notices and communications will be deemed effective when received.

     13.2. DISPUTE RESOLUTION. Any dispute or claim arising out of or relating to this Sublease ("Dispute") that cannot be resolved by the parties within ten
(10) days after a party notifies the other party of a Dispute will be referred to the chief executive officer of LSO and the chief executive officer of LSC. If the parties' respective chief executive officers do not resolve the Dispute within ten (10) days after they first discuss the Dispute, then the Dispute will be settled by binding arbitration in accordance with this Section 13.2. The arbitration will be conducted by a single arbitrator in accordance with the rules of the American Arbitration Association. The parties will use their best efforts to agree upon a mutually acceptable arbitrator within twenty (20) days after written demand for arbitration under this Section 13.2. The arbitrator's decision will be in writing, will specify the factual and legal bases of such decision, will be final and binding on the parties, and a judgment consistent therewith may be entered by any court of competent jurisdiction. The cost of arbitration will be borne equally by the parties unless the arbitrator makes a final determination, which determination will be binding upon the parties, that one of the parties should be regarded as the prevailing party as to the matters submitted to the arbitration. Notwithstanding the foregoing, a party may seek preliminary injunctive or other equitable relief in a court of law if in its judgment such action is necessary to avoid irreparable damage. The parties will continue to participate in good faith in the procedures specified in this
Section 13.2 despite such action.

     13.3 NONWAIVER. The failure of either party to insist on or enforce strict performance of any provision of this Sublease or to exercise any right or remedy under this Sublease or applicable law will not be construed as a waiver or relinquishment to any extent of the right to assert or rely upon any such provision, right or remedy in that or any other instance; rather, the same will be and remain in full force and effect.

     13.4 SEVERABILITY. If any provision of this Sublease will be held by any court of competent jurisdiction to be invalid, illegal or unenforceable under applicable law, then such provision will be deemed reformed or omitted to the extent determined by such court (i.e., with the objective of preserving the intent of such provision to the extent permitted by applicable law). In any event, the remainder of this Sublease will remain valid and enforceable.

     13.5 GOVERNING LAW. This Sublease will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington, without reference to its principles relating to conflicts of law.

     13.6 ENTIRE AGREEMENT. This Sublease sets forth the entire agreement and supersedes any and all prior agreements of the parties with respect to the subject matter hereof. No amendment of this Sublease will be valid unless set forth in a written instrument signed by the party to be bound thereby.

     13.7 CONSENT. This Sublease is expressly conditioned upon consent by Sublandlord and Master Landlord. This Sublease will be of no force or effect unless consented to by Sublandlord and Master Landlord.

     IN WITNESS WHEREOF, LSC and LSO have executed this Sublease on the day first set forth above.

LSO:                                    LSC:

LIGHT SCIENCES ONCOLOGY, INC.           LIGHT SCIENCES CORPORATION


By: /s/ Jay Winship                     By: /s/ Albert Luderer
    ---------------------------------       ------------------------------------
Print: Jay Winship                      Print: Albert Luderer
Its: COO                                Its: CEO

STATE OF WASHINGTON            )
                               ) ss.
COUNTY OF KING                 )

               I certify that I know or have satisfactory evidence that Jay Winship is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the COO of LIGHT SCIENCES ONCOLOGY, INC., a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

        Dated:  September 30, 2005.

(SEAL)

                                    /s/ Diane K. Toomey
                                    -------------------
                                    (Signature of Notary)
                                    Diane K. Toomey
                                    -------------------
                                    (Print or stamp name of Notary)
                                    NOTARY PUBLIC in and for the State of
                                    Washington, residing at: King County.
                                    My appointment expires: 8-12-09.

                                   SCHEDULE A

                                MASTER SUBLEASE

                               SUBLEASE AGREEMENT

          This SUBLEASE is made this 9th day of September, 2002 between GREAT PLAINS SOFTWARE O.C., INC., a Minnesota corporation ("Sublandlord"), and LIGHT SCIENCES CORPORATION, a Washington corporation ("Subtenant").

          Whereas, Sublandlord is the tenant under that certain lease agreement dated March 2, 2000, with Snoqualmie Ridge Cascade View LLC, a Washington limited liability company as landlord ("Landlord") (the "Master Lease"), for space (the "Master Space") located in the building (the "Building") described below:

          Name of Building:         Cascade View (Snoqualmie Ridge Business
                                    Park)

          Address:                  34931 S.E. Douglas Street, Suite 200

          City, State and Zip Code: Snoqualmie, WA 98065

          A copy of the Master Lease is attached as Exhibit A.

          The Building, and the land on which the Building is located, and the common areas in the Building and on the land are referred to collectively as the Property (the "Property").

          In consideration of the covenants and promises contained in this Sublease, the parties agree as follows:

     1. Subleased Premises. Sublandlord agrees to sublease to Subtenant, and Subtenant agrees to sublease from Sublandlord, the entire Master Space as described in the Master Lease as the "Premises." Sublandlord shall assign all its right, title and interest to, and Subtenant shall take ownership of, all existing furniture, the phone system equipment, and network/data equipment currently in the Premises on an as-is, where-is, basis without warranty of any kind, express or implied, as itemized on Exhibit B. In addition to use of the Premises, Subtenant shall have the same rights of ingress and egress to the Premises, and any common areas and the benefit of any appurtenant easements and rights of way, all on such conditions and at such times as permitted by Landlord and granted under the Master Lease.

     2. Term - Option to Renew. This Sublease shall commence on the last to occur of (a) full execution of this Sublease by the parties and execution of Landlord's written consent to this Sublease (including the use provision), in the form attached, and (b) September 1, 2002 ("Commencement Date") and, subject to sooner termination in accordance with the terms of this Sublease, shall terminate Sixty Four (64) months after the Commencement Date (the "Term"), which Term is less than the remaining term under the Master Lease. If Landlord has failed to deliver its written consent to this Sublease, substantially in the form attached, by October 1, 2002, either party shall have the right to terminate this Sublease, by written notice delivered to the other party within ten (10) days of such date and prior to delivery of Landlord's consent, in which event this Sublease shall be of no further force and effect.

          If Subtenant is not and has not been in default under this Sublease, Subtenant shall have the option to extend the Term of this Sublease for one additional period equal to the remaining term of the Master Lease less two (2) weeks, by giving Sublandlord written notice thereof not more than twelve (12) or less than nine (9) months prior to the expiration of the initial Term. The terms and conditions of the Sublease as extended shall remain the same, except Monthly Rent, which shall be 95% of the then market Illegible for similar office space in the Snoqualmie Ridge submarket. Subtenant shall submit to Sublandlord, with its notice of option exercise, its proposal for such option period rent. If Sublandlord disagrees with Subtenant's proposal, it shall provide Subtenant with a counter proposal within twenty (20) days of receipt of Subtenant's proposal. If Subtenant disagrees with Sublandlord's counterproposal, it shall so notify Sublandlord within twenty (20) days of receipt thereof, and the Monthly Rent shall be determined as follows: Subtenant and Sublandlord shall each, within ten
(10) days after notice from Subtenant, select a real estate agent with at least ten (10) years experience in the office market which includes the Premises, and each agent so chosen shall select a third with the same qualifications. The three so chosen shall determine Monthly Rent for the option term and convey their decision by written notice to the parties. No explanation, hearing or court-like proceedings are to be conducted. If the three agents are unable to agree on rent, the two closest rent determinations shall be averaged and the third shall be disregarded. The option rent so calculated shall be arrived at no later than thirty (30) days after the agents are selected. Their determination shall be final and binding on Sublandlord and Subtenant. Compensation for the agents shall be divided equally between Subtenant and Sublandlord.

     3. Rent.

          3.1 Monthly Rent. Subtenant agrees to pay Sublandlord monthly rent in the amount of:

          Commencement Date through December 31, 2002: None

          January 1, 2003 - April 30, 2003:            $9,550.00/month

          May 1, 2003 - September 30, 2003:            $14,883.33/month

          October 1, 2003 thru end of term:            $19,768.50/month

               Plus, monthly rent shall increase by 3.5% per year beginning with the rent due September 1, 2004 (the "Monthly Rent"). Monthly Rent shall be paid in advance on the first day of each month without any prior demand, subject to receipt of an invoice, and without any deduction or offset whatsoever.

          3.2 Additional Rent. Starting on the Commencement Date and during the Term, in addition to paying the Monthly Rent specified in Section 3.1 above, Subtenant shall pay all of the "Operating Expenses" (as defined in Section 8 of the Master Lease) allocated to Sublandlord under the Master Lease. Such payments by Subtenant, together with any and all other amounts payable by Subtenant to Sublandlord pursuant to the terms of this Sublease, are hereinafter referred to as the "Additional Rent." The calculation, payment and reconciliation of the Additional Rent payments by Subtenant and Sublandlord shall be made in the same manner as between Landlord and Tenant under Section 8 of the Master Lease. Sublandlord shall, at Sublandlord's option, credit or refund to Subtenant Subtenant's Share of any Additional Rent overpayments received by Sublandlord under the Master Lease, and Subtenant shall pay to Sublandlord any Additional Rent underpayments prior to the date due from Sublandlord under the Master Lease. Subtenant shall have the right to Audit Annual Reconciliations to the extent described by Section 1A.8 of the Master Lease.

               Any and all sums Subtenant is obligated to pay under the terms of this Sublease shall be construed as rent obligations, in addition to the monthly rent set forth in this Sublease. In addition, such additional rent shall include a service charge of One Hundred Dollars ($100.00) for each of Subtenant's dishonored checks returned by the institution on which said checks are drawn. If, at any time during the term of this Sublease, Subtenant has tendered payment by check and Subtenant's bank has returned more than one such payment for any reason, including insufficient funds, Sublandlord may, at its option, require that all future payments be made by cashier's check.

     4. Security Deposit. Subtenant has deposited with Sublandlord the sum of Nineteen Thousand Seven Hundred Sixty Eight and 50/100 Dollars ($19,768.50), which shall be held by

Sublandlord as a security deposit for Subtenant's performance of all of the terms, covenants and conditions of this Sublease (the "Security Deposit"). If Subtenant defaults under any provision of this Sublease, and if Subtenant fails to remedy the default within any cure period provided for in section 12 below, Sublandlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any amount Sublandlord may reasonably spend by reason of Subtenant's default or to compensate Sublandlord for any loss or damage Sublandlord may suffer because of Subtenant's default. If, during the term of this Sublease, any portion of the Security Deposit is so used or applied, Subtenant shall, within ten (10) days after written demand, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Sublandlord is not required to keep the Security Deposit separate from its general funds, and Subtenant is not entitled to interest on the Security Deposit. If Subtenant performs each of its obligations under this Sublease, the Security Deposit, or any balance thereof, shall be returned to Subtenant within sixty (60) days after the later of the expiration of the Sublease term or the date Subtenant vacates the Premises.

     5. Alterations. Sublandlord hereby approves the Alterations set forth on Exhibit C attached hereto. Subtenant shall not make any other improvements in or alterations or additions (collectively, "Alterations") to the Premises without first obtaining Sublandlord's written consent (and any consent required under the Master Lease) which shall not be unreasonably withheld. All Alterations shall be at the sole cost and expense of Subtenant and, except to Subtenant's trade fixtures, furniture and equipment, shall remain in and be surrendered with the Premises at the termination of this Sublease. However, Sublandlord, in its sole and absolute discretion, may elect to require Subtenant to remove from the Premises any or all Alterations upon the termination of the Sublease, and upon any such election Subtenant shall promptly do so and shall repair all damages occasioned by such removal and return the Premises to their original condition to Sublandlord's reasonable satisfaction, all at Subtenant's sole cost and expense.

          All Alterations undertaken by Subtenant shall be performed by a contractor approved in advance by Sublandlord, according to plans approved in advance by Sublandlord. Subtenant shall cause all work to be done in a good and workmanlike manner using materials equal to or better than those used in the construction of the Premises and shall comply with or cause compliance with all laws and with any direction given by any public officer pursuant to law, including, without limitation, Title III of the Americans with Disabilities Act of 1990 ("ADA"), as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented. During construction, Subtenant or its general contractor shall procure and maintain in effect all insurance coverages required under the Master Lease and any additional insurance coverage required by Sublandlord at its sole discretion.

     6. Condition of Premises. Subtenant has thoroughly inspected the Premises and accepts them in their present condition, AS IS WITH ALL FAULTS. Subtenant acknowledges that neither Sublandlord nor any agent of Sublandlord has made any representation as to the condition of the Premises or their suitability for the conduct of Subtenant's business. Subtenant and Sublandlord expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or any other kind arising out of this Sublease.

     7. Landlord's Services. Under the Master Lease Landlord is obligated to provide Sublandlord with certain operating services, maintenance and repairs (collectively, "Landlord's Services"). To the extent Landlord's Services apply to the Premises, Subtenant shall have the benefit of such services. Sublandlord has no obligation to furnish any of Landlord's Services and will not be liable for any disruption or failure of such services, except to the extent such disruption or failure arises from the breach of Sublandlord's enforcement obligations set forth in the following two sentences. Upon receipt of written complaint from Subtenant, Sublandlord shall make prompt demand upon Landlord to take all appropriate action for the correction of any defect, inadequacy or insufficiency in Landlord's provision of Landlord's Services. If necessary, upon written request of Subtenant, Sublandlord shall enforce its rights under the Master Lease to Landlord's Services for Subtenant's benefit by litigation, in which event Subtenant shall reimburse Sublandlord for the reasonable costs and expenses of such enforcement (including reasonable attorneys' fees) to the extent such costs and expenses are not recovered from Landlord and not caused by Sublandlord's breach of this Sublease, negligence or willful acts. Subtenant shall be responsible for all utility costs associated with the Premises, and Sublandlord shall be responsible for separately metering the utilities to the Premises.

     8. Subtenant's and Sublandlord's Maintenance and Repairs.

          8.1 Maintenance of Premises. Subtenant shall, at its expense, maintain the Premises, including, without limitation, all improvements to the Premises, in good order, condition and repair to the same extent required of Sublandlord under the Master Lease, excepting only reasonable wear and tear.

          8.2. Repair of Building and Common Areas. Except for repairs required to be made by Landlord under the Master Lease, all repairs to the Property other than the Premises shall be coordinated by and through Sublandlord. To the extent the repairs are not paid for from Landlord's insurance, the costs of repair will be paid in the following manner:

               (a) The Premises. Subtenant shall pay for any repairs conducted in the Premises.

               (b) The Property Other Than the Premises. Sublandlord shall not have responsibility for repair or maintenance of the Building or the property of which the Premises are located. However, to the extent Landlord has such repair and maintenance obligations under the Lease, upon receipt of a written complaint from Subtenant, Sublandlord shall make prompt demand upon Landlord to take all appropriate action to fulfill its repair and maintenance obligations. If necessary, upon written request of Subtenant, Sublandlord shall enforce its rights under the Master Lease regarding Landlord's said repair and maintenance obligations for Subtenant's benefit by litigation, in which event Subtenant shall reimburse Sublandlord for the reasonable costs and expense of such enforcement (including reasonable attorneys' fees) to the extent such costs and expenses are not recovered from Landlord, and not caused by Sublandlord's breach of this Sublease, negligence or willful acts.

                    Subtenant shall pay for any repairs conducted in the Property to the extent the damage was caused by Subtenant or an employee, guest, or agent of Subtenant.

                    Subtenant shall promptly notify Sublandlord of any condition in the Property that is in need of repair.

     9. Use. Subtenant shall only use the Premises for general office use, including software development, dry and wet laboratory use, sales and training and for no other purposes whatsoever. Subtenant shall not do or permit anything to be done in or about the Property that will in any way interfere with the rights of Sublandlord or other occupants of the Building, or injure or annoy them, or use or allow the Property to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Subtenant cause, maintain or permit any nuisance in, on or about the Property. Subtenant shall not commit or suffer to be committed any waste in or about the Property.

     10. Sign Restriction. Subtenant may, at its expense, place its name and corporate logo on the Premises and Building directory in accordance with and subject to the terms and conditions of the Master Lease and all applicable law.

     11. Locks. No additional locks shall be placed upon any doors of the Premises without Sublandlord's consent, which shall not be unreasonably withheld. Keys and security cards will be furnished to each lock for access to the Premises at times as permitted by Sublandlord. At the termination of the Sublease, Subtenant shall surrender to Sublandlord all keys and security cards to the Premises.

     12. Defaults. Any of the following occurrences shall constitute a default by Subtenant:

          12.1 Failure to Pay Money When Due. If Subtenant fails to make any payment of rent, additional security deposit or any other payment required to be made by Subtenant hereunder, as and when due, for a three (3 day period after written notice from Sublandlord.

          12.2 Other Breaches. If Subtenant fails to observe or perform any other provision of this Sublease, including compliance with Landlord's Rules and Regulations, for a twenty (20) day period after written notice from Sublandlord. The 20-day grace period shall not apply to Sublandlord's right to exercise remedies under Section 13(a) only with respect to Subtenant's breach of its obligations to maintain unexpired insurance coverages in full compliance with
Section 14 of this Sublease.

     13. Remedies. If Subtenant commits a default under this Sublease, Sublandlord may do any one or more of the following, in addition to pursuing its remedies under law:

          (a) Cure the default and charge the costs to Subtenant, in which case Subtenant shall pay such costs as additional rent promptly on demand, together with interest thereon at the rate of eighteen percent (18%) per year or the highest rate permitted by law, whichever is less.

          (b) Terminate this Sublease.

          (c) Enter and take possession of the Premises and remove Subtenant and all other persons and any property from the Premises, with process of law.

          (d) Hold Subtenant liable for and collect rent and other indebtedness owed by Subtenant to Sublandlord or rent that would have accrued during the remainder of the term had there been no default, less any sums Subtenant proves could reasonably have been avoided.

          (e) Hold Subtenant liable for that part of the following sums paid by Sublandlord that are attributable to the remainder of the term:

               (i) Customary broker's fees incurred by Sublandlord in reletting part or all of the Premises;

               (ii) The cost of removing and storing Subtenant's property;

               (iii) The reasonable cost of repairs and alterations reasonably necessary to put the Premises in a condition reasonably acceptable to a new subtenant for the substantially same use as permitted in the Master Lease or approved by the Landlord; and

               (iv) Other necessary and reasonable expenses incurred by Sublandlord in enforcing its remedies.

          Sublandlord shall mitigate its damage by making reasonable efforts to relet the Premises on reasonable terms. Sublandlord may relet for a shorter or longer period of time than the Sublease term and make reasonably necessary repairs and alterations. All sums collected from reletting shall be applied first to Sublandlord's expenses of reletting described in Section 13(e), and then to the payment of amounts due from Subtenant to Sublandlord under this Sublease.

     14. Insurance. Subtenant shall, during any period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

          14.1 Liability Insurance. A policy of general commercial liability insurance satisfying the requirements of the Master Lease regarding insurance to be carried by Sublandlord and naming both Sublandlord and Landlord as additional insureds. Such liability policy shall (a) insure against any and all claims or liability arising out of the use or maintenance of the Property under this Sublease, in an amount not less than Three Million Dollars ($3,000,000) per occurrence covering bodily injury to persons, including death, and damage to property; (b) insure the hazards of the Property and Subtenant's operations thereon, independent contractors, contractual liability (covering all indemnity provisions of this Sublease); and (c) contain a cross-liability provision and a provision that the insurance provided Sublandlord and Landlord hereunder shall be primary and non-contributing with any other insurance.

          14.2 Property Damage Insurance. A fire and extended coverage insurance policy on the improvements to the Premises satisfying the requirements of the Master Lease regarding insurance to be carried by Sublandlord and naming both Sublandlord and Landlord as additional insureds as their interests may appear. Such policy shall (a) be a standard form of property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage, and (b) be upon all property owned by Subtenant, or for which Subtenant is legally liable, or that was installed at Subtenant's expense, and that is located at the Premises, including, but not limited to, furniture, fittings, installations, fixtures, and any other personal property of Subtenant, in an amount not less one hundred percent (100%) of the full replacement cost thereof.

          14.3 General Requirements. All policies shall be written in a form (including amount of deductibles, if any) satisfactory to Sublandlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Best's Insurance Reports, but in any event not less than the rating required under the Master Lease.

               Within ten (10) days after written request from Sublandlord, Subtenant shall deliver to Sublandlord copies of policies or Certificates of Insurance complying with this Sublease, in form satisfactory to Sublandlord. No such policy shall be cancelable or reducible in coverage except after thirty
(30) days prior written notice to Sublandlord. If Subtenant fails to obtain, maintain and/or provide evidence of insurance required hereunder, Sublandlord may obtain the same and Subtenant shall, upon demand, reimburse Sublandlord for the reasonable cost thereof. No such action by Sublandlord or reimbursement from Subtenant shall be a waiver of default or other remedies. In no event shall the limits of such policies be considered as limiting liability of Subtenant under this Sublease.

     15. Waiver of Recovery. Sublandlord and Subtenant each release and relieve the other, and waive their entire rights of recovery for loss or damage to property located within or constituting a part or all of the Property to the extent that the loss or damage is covered by (a) the injured party's insurance, or (b) the insurance the injured party is required to carry under Section 14, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Sublandlord or Subtenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Sublandlord and Subtenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

     16. Risk. Except as otherwise expressly provided in this Section 16, all of Subtenant's personal property of any kind or description whatsoever in the Property shall be at Subtenant's sole risk. Sublandlord and Landlord shall not be liable for any damage done to or loss of such personal property, injury to person or damage or loss suffered by the business or occupation of Subtenant arising from any acts or neglect of co-tenants or other occupants of the Building, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinkler fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever unless and to the extent the damage is caused by the willful misconduct of Sublandlord or breach of Sublandlord's obligations under this Sublease or under the Master Lease.

     17. Indemnification. Subject to Section 15 above, Subtenant will defend, indemnify and hold harmless Sublandlord and Landlord from any claim, liability or suit, including attorney fees, on behalf of any party for any injury or damage occurring in or about the Premises where such damage or injury was caused by any act, omission, negligence or intentional act of Subtenant or by Subtenant's agents, employees, servants, customers, clients, contractors, or invitees. Subject to Section 15 above, Sublandlord will defend, indemnify and hold harmless Subtenant from any claim, liability or suit, including attorney fees, on behalf of any party for any bodily injury or property damage occurring in or about the Premises to the extent the damage or injury was caused by the negligence, act, omission or intentional act of Sublandlord, its agents, employees, servants, customers or clients. The indemnification obligations contained in this Section shall not be limited by any worker's compensation, benefit or disability laws, and each indemnifying party hereby waives any immunity that the indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker's compensation, benefit or disability laws. SUBLANDLORD AND SUBTENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS SUBLEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED THOSE RELATING TO WORKER'S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY SUBLANDLORD AND SUBTENANT.

     18. Casualty & Condemnation. Under certain circumstances described in the Master Lease, either Landlord or Sublandlord may terminate the Master Lease if there is a fire or other casualty damaging the Building or the Premises, or if there is a condemnation affecting the Building. Any such termination will automatically terminate this Sublease. If this Sublease is not terminated, Rent will abate to the same extend as rent is abated under the Master Lease.

     19. Master Lease.

          19.1 Good Standing. Sublandlord represents and warrants that (a) the Master Lease is in good standing, (b) there are no agreements other than the Master Lease between Landlord and Sublandlord concerning the use of the Premises, (c) notwithstanding Section 19.2, that Sublandlord's interest in the Master Lease, the Premises and all property identified in Exhibit B are free from liens or encumbrances, and (d) to Sublandlord's actual knowledge, Sublandlord has not received notice of any breach or default of the Master Lease by Sublandlord that has not been cured as of the date of this Sublease.

               19.2 Subordination. This Sublease is subject and subordinate to the Master Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect the Property, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. Sublandlord agrees not to effect any modification or amendment of the Master Lease that materially and adversely affects the rights of Subtenant hereunder without the written consent of Subtenant (which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if not refused within ten (10) days of written request). Subtenant agrees, upon request of Sublandlord, at any time or times, to execute and deliver to Sublandlord any and all instruments as shall be required by Landlord to effect a subordination of this Sublease in accordance with and subject to the terms of the Master Lease.

          19.3 Adherence to Terms of Master Lease. Subtenant agrees to be bound by all obligations and responsibilities of Sublandlord as tenant under the Master Lease, and hereby assumes all obligations of Sublandlord thereunder, to the extent such obligations and responsibilities are not expressly inconsistent with or addressed by the terms or conditions of this Sublease, including any Exhibits appended hereto. Subtenant shall neither do nor permit anything to be done that would cause Sublandord to be in default under the Master Lease.

     20. Right of Entry. Upon reasonable prior notice to Subtenant (except in the case of emergency), Sublandlord shall have the right to enter the Premises.

     21. Parking. Sublandlord shall provide to Subtenant at no additional charge One hundred fifteen (115) unreserved parking spaces, to which Sublandlord is entitled under the Master Lease.

     22. Rules and Regulations. Subtenant shall observe at all times any and all rules and regulations promulgated by Landlord that are applicable to the Premises or any occupant thereof.

     23. Subletting/Assignment.

          23.1 Consent Required. Subtenant shall not sublet the Premises or assign this Sublease or any part thereof for any period of time without the prior consent of the Landlord and without Sublandlord's Prior consent. Such consent by Sublandlord shall not be unreasonably withheld except: (a) Sublandlord may withhold in its absolute and sole discretion consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Sublease or the Premises by Subtenant, whereby this Sublease or any interest therein becomes collateral for any obligation of Subtenant; and (b) Sublandlord may withhold in its absolute and sole discretion consent if Landlord does not consent to the proposed transfer. It is agreed that any of the following factors, or any other reasonable factor, will be reasonable grounds for Sublandlord deciding whether to consent to Subtenant's request: (i) occupancy by any proposed assignee, subtenant or other transferee is not consistent with the maintenance and operation of a Class A office building due to the nature of the proposed occupant's business or the manner of conducting its business or its experience or reputation in the community, (ii) occupancy by any proposed assignee, subtenant or other transferee is likely to cause disturbance to the normal use and occupancy of the Building by Sublandlord or other occupants; and
(iii) notwithstanding that Subtenant or others remain liable under this Sublease, whether the proposed assignee, subtenant or other transferee has a net worth, financial strength and credit record satisfactory to meet all of the obligations of Subtenant under this Sublease.

          23.2 Recapture. In lieu of granting a consent to a proposed sublease, assignment or other transfer, Sublandlord reserves the right to terminate this Sublease or, in the case of a subletting of less than all the Premises, to terminate this Sublease with respect to such portion of the Premises, as of the proposed effective date of such subletting or assignment, in which event Sublandlord may enter into the relationship of landlord and tenant with any other person or entity (including the sublessee or assignee proposed by Subtenant) on such terms and conditions as Sublandlord may deem acceptable.

          23.4 Effect of Transfer. No subletting, assignment or other transfer under this Article 24 shall relieve Subtenant of any liability under this Sublease, and no consent to any such transfer shall operate as a waiver of the necessity for consent to a subsequent transfer. Subtenant promptly shall provide Sublandlord with copies of any instruments of transfer.

     24. Notice. Any notice regarding a breach of this Sublease or termination thereof shall be in writing and be sent by certified mail or personally delivered to, in the case of Sublandlord:

                                        Microsoft Corporation
                                        One Microsoft Way
                                        Redmond, Washington 98052-6399
                                        Attention: Jose Oncina,
                                                   GM, Worldwide Real Estate &
                                                   Facilities

                                        With a copy to:
                                        Microsoft Corporation
                                        One Microsoft Way
                                        Redmond, Washington 98052-6399
                                        Attention: Timothy R. Osborn,
                                                   Law and Corporate Affairs

          Or, in the case of Subtenant:

                                        Light Sciences Corporation
                                        ___________________________
                                        ___________________________
                                        ___________________________
                                        Attention: General Counsel,
                                                   ___________________________.

          Notice shall be deemed given when so delivered to Sublandlord or Subtenant, or on the date delivery is refused, or three (3) days after it is placed, properly addressed with postage prepaid, in a depository for United States certified mail. Either party may provide for a different address by notifying the other party of said change as provided for herein. Subtenant agrees to deliver to Sublandlord, simultaneously with delivery to Landlord, a copy of any notice, demand, request, consent or approval Subtenant sends to Landlord. Each party agrees to promptly deliver to the other party a copy of any notice, demand, request, consent or approval received from Landlord and not transmitted directly to such other party which is relevant on its face to the rights and obligations hereunder of the other party.

     25. Estoppel Certificate. Upon Sublandlord's request, at any time and from time to time, Subtenant shall execute and deliver to Sublandlord:

          (a) An estoppel in favor of Landlord and Sublandlord in accordance with and subject to the terms of the Master Lease, and

          (b) Within seven (7) business days after receipt of the request, a written instrument, duly executed in favor of Sublandlord:

               (i) Certifying that this Sublease has not been amended or modified and is in full force and effect or, if there has been a modification or amendment, that this Sublease is in full force and effect as modified or amended, and stating the modifications or amendments;

               (ii) Specifying the date to which the rent has been paid;

               (iii) Stating whether, to Subtenant's best knowledge, Sublandlord is in default and, if so, stating the nature of the default; and

               (iv) Stating the commencement date of the term and whether any option to extend the term has been exercised.

     26. Surrender of Premises. Subtenant shall, on the last day of the term of this Sublease, or upon any earlier termination, remove all of its furniture, furnishings, personal property and equipment and surrender to Sublandlord the Premises and all improvements to the Premises broom clean in good order, condition and state of repair, reasonable wear and tear excepted.

     27. Holding Over. If Subtenant holds over after expiration or termination of this Sublease without written consent of Sublandlord (which consent may be withheld in Sublandlord's sole judgment), Subtenant shall pay three times the fixed minimum monthly rental in effect during the last month hereof and all other charges due hereunder for each month or any part thereof of any such holdover period. No holding over by Subtenant after the term of this Sublease shall operate to extend the Sublease term. In the event of any unauthorized holding over, Subtenant shall indemnify Sublandlord against all costs and claims for damages, including, without limitation, any claims for damages by any other tenant to whom Sublandlord or Landlord may have leased all or any part of the Premises.

          If Subtenant holds over after expiration of the term of this Sublease, or after the Sublease is terminated, with Sublandlord's consent, Subtenant shall be deemed to be occupying the Premises under a month-to-month tenancy, and subject to all the terms, covenants and conditions of this Sublease (other than the term), except that minimum monthly rent shall be one hundred fifty percent (150%) of the minimum monthly rent for the last month of the term and the tenancy shall be terminable by either party on twenty (20) days written notice to the other party, effective as of the last day of a calendar month.

     28. Consent by Sublandlord. Whenever Sublandlord's consent or approval is required under this Sublease, such consent or approval may be withheld at Sublandlord's sole discretion, except as otherwise expressly provided in this Sublease.

     29. Successors and Assigns. Subject to the restriction contained in Section 24, the covenants and conditions contained in this Sublease shall bind the heirs, successors, executors, administrators and assigns of the parties.

     30. Brokers. Sublandlord and Subtenant each represents and warrants to the other that, other than David Milloy of Trammell Crow Company, which represents Sublandlord, and Tom Erlandson of Alexander Commercial Real Estate, which represents Subtenant, it did not deal with any broker in connection with this transaction. Each party agrees to indemnify and defend the other against any loss, cost or liability, including, without limitation, attorneys' fees, in connection with the claims of any broker arising from such party's acts.

     31. Attorney Fees. In the event legal proceedings are initiated to enforce any provision of this Sublease, to recover any rent due under this Sublease, for the breach of any covenant or condition of this Sublease, or for the restitution of the Premises to the Sublandlord and/or eviction of the Subtenant, the prevailing party shall be entitled to recover, as an element of its cost of suit and not as damages, reasonable attorney fees and costs to be fixed by the court.

     32. Entire Agreement, Merger and Waiver. This Sublease supersedes and cancels all previous negotiations, arrangements, offers, agreements or understandings, if any, between the parties. This Sublease expresses and contains the entire agreement of the parties and there are no express or implied representations, warranties or agreements between them, except as contained in this Sublease. This Sublease may not be modified, amended or supplemented except by a writing signed by both Sublandlord and Subtenant. No consent given or waiver made by Sublandlord of any breach of Subtenant of any provision of this Sublease shall operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision.

     33. Captions. The captions of this Sublease are provided for convenience only and shall not be used in construing its meaning.

     34. Severability. If any provision of this Sublease is found to be unenforceable, the remainder of this Sublease shall not be affected thereby.

     35. Authority. If Subtenant is a corporation or partnership, each individual executing this Sublease on behalf of Subtenant represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of Subtenant and that this Sublease is binding upon Subtenant according to its terms. If Subtenant is a corporation, each individual executing this Sublease on behalf of Subtenant represents and warrants that his or her authorization to execute and deliver this Sublease was in accordance with a duly adopted resolution of Subtenant's Board of Directors and Subtenant's Bylaws. Concurrently, with execution of this Sublease, Subtenant shall deliver to Sublandlord such evidence of authorization as Sublandlord may require.

     36. Sublandlord and Subtenant Relationship Only. Nothing contained in this Sublease shall be construed to create the relationship of principal and agent, partnership, joint venturer or any association between Sublandlord and Subtenant.

     37. Memorandum of Lease. This Sublease shall not be recorded, and no memorandum of this Sublease shall be recorded.

     38. Consent to Sublease by Landlord. Sublandlord's obligations under this Sublease are subject to Landlord's consent to (a) this Sublease; (b) the use provision contained herein; and (c) the Subtenant Alterations set forth in Exhibit C. Accordingly, it shall be a condition precedent of Sublandlord's obligations hereunder that Sublandlord has obtained such consent of Landlord. Sublandlord and Subtenant hereby agree, for the benefit of Landlord, that this Sublease and Landlord's consent hereto shall not (a) be deemed to have amended the Master Lease in any regard (unless Landlord shall have expressly agreed in writing to such amendment); or (b) be construed as a waiver of Landlord's right to consent to an assignment of the Master Lease by Sublandlord or any further subletting of the Master Space, as and to the extent provided in the Master Lease. Landlord's consent shall, however, be deemed to evidence Landlord's agreement to the use provisions of this Sublease, the Alterations set forth in Exhibit C, and that Subtenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Landlord's property if and to the extent that the Master Lease provides such waivers for the benefit of Sublandlord.

     39. Environmental.

          (a) Neither Subtenant nor its officers, directors, agents, contractors, employees or invitees will use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Premises, or off-site the Premises affecting the Property, or transport to or from the Premises, any Hazardous Substance except in compliance with Environmental Laws. The term "Hazardous

Substance" means any hazardous or toxic substance, material or waste, pollutants or contaminants, as defined, listed or regulated now or in the future by any federal, state or local law, ordinance, code, regulation, rule, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any environmental conditions, health or industrial hygiene, including without limitation, (i) chlorinated solvents, (ii) petroleum products or by-products, (iii) asbestos and (iv) polychlorinated biphenyls. The term "Environmental Law" means any federal, state or local law, statute, ordinance, regulation or order pertaining to health, industrial hygiene, environmental conditions or hazardous substances or materials including those defined in this Article as "Hazardous Substances."

          (b) Subtenant shall give prompt written notice to Sublandlord and Landlord of any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Premises; all claims made or threatened by any third party against Subtenant or the Premises relating to any loss or injury resulting from any Hazardous Substance; and Subtenant's discovery of any occurrence or condition on the Premises that could cause the Premises or any part thereof to be subject to any restrictions on occupancy, or use of the Premises under any Environmental Law.

          (c) Subtenant shall protect, indemnify, defend and hold harmless Sublandlord and Landlord and their directors, partners, officers, employees, agents, parents, subsidiaries, successors and assigns from any loss, damage, cost, expense or liability (including reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, discharge, disposal or presence of a Hazardous Substance on the Premises or off-site of the Premises affecting the Property caused by Subtenant or its directors, partners, officers, employees, agents, contractors and invitees, including without limitation, the costs of any required or necessary repairs, cleanup or detoxification of the Premises and the preparation and implementation of any closure, remedial or other required plans.

                                        SUBLANDLORD:

                                        GREAT PLAINS SOFTWARE O.C., INC.


                                        By: /s/ Jose Oncina
                                            ------------------------------------
                                        Name: Jose Oncina
                                        Title: GM, Worldwide Real Estate &
                                               Facilities


                                        SUBTENANT:

                                        LIGHT SCIENCES CORPORATION


                                        By: /s/ ALBERT A. LUDERER
                                            ------------------------------------
                                        Name: ALBERT A. LUDERER
                                        Title: President & CEO

SUBLANDLORD

STATE OF WASHINGTON )
                    )ss.
COUNTY OF KING      )

     I certify that I know or have satisfactory evidence that Jose Oncina is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the GM, Worldwide Real Estate & Facilities of Microsoft Corporation to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: 13 Sept 2002


                                        /s/ Mindy Ann Fossum
                                        ----------------------------------------
                                        Notary Public
                                        Print Name: Mindy Ann Fossum
                                        My commission expires 7-9-05

(SEAL)
(Use this space for notarial stamp/seal)

SUBTENANT

STATE OF WASHINGTON )
                    )ss.
COUNTY OF King      )

     I certify that I know or have satisfactory evidence that Albert Luderer is the person who appeared before me, and said person acknowledged that s/he signed this instrument on oath stated that s/he was authorized to execute the instrument and acknowledged it as the President & CEO of Light Sciences Corp. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: 9-12-02


                                        /s/ Diane K. Toomey
                                        ----------------------------------------
                                        Notary Public
                                        Print Name: Diane K. Toomey
                                        My commission expires 8-12-05

(SEAL)
(Use this space for notarial stamp/seal)

                                    Exhibit A

                                  MASTER LEASE

                                   Schedule B

                                  Master Lease

                                      LEASE

                   SNOQUALMIE RIDGE CASCADE VIEW LLC, LANDLORD

                    GREAT PLAINS SOFTWARE O.C., INC., TENANT

                                 DATED 3/2/2000

                                      LEASE

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  Basic Lease Terms....................................................     1
1A. Special Lease Terms..................................................     3
2.  Premises.............................................................     7
3.  Terms................................................................     7
    3.1   Commence.......................................................     7
    3.2   Expire.........................................................     7
4.  Tenant Improvements; Early Possession; Delayed Delivery of
    Possession...........................................................     7
    4.1   Tenant Improvements............................................     7
    4 2   Early Occupancy................................................     7
    4 3   Landlord Delay.................................................     7
    4.4   Tenant Delay...................................................     7
5.  Rent.................................................................     7
    5.1    Rent..........................................................     7
    5.2    Manner of Payment.............................................     8
    5.3    Rent Commencement.............................................     8
6.  Prepaid Rent and Security Deposit....................................     8
    6.1    [Intentionally deleted.]......................................     8
    6.2    Use of Deposit to Cure........................................     8
    6.3    Return of Security Deposit....................................     8
    6.4    Treatment as Secretary Deposit................................     8
    6.5    Landlord's Obligation Regarding Deposit.......................     8
7.  Use of Premises......................................................     8
    7.1    Use...........................................................     8
    7.2    Prohibited Uses...............................................     8
    7.3    No Nuisance...................................................     9
    7.4    Telecommunications Providers..................................     9
8.  Additional Rent for Operating Expenses...............................     9
    8.1    Tenant Payment................................................     9
    8.2    Tenant's Share................................................     9
    8.3    Definitions...................................................     9
    8.4    Determination of Operating Expenses...........................    11
    8.5    Reconciliation................................................    11
    8.6    Upon Lease Termination........................................    11
    8.7    Landlord's Rights.............................................    11
 9. Maintenance and Repair Responsibility................................    11
    9.1    Maintenance Obligations.......................................    11
    9.2    No Obligation for Alteration..................................    11
    9.3    Tenant Waiver.................................................    11
10. Common Areas.........................................................    11
    10.1   Use of Common Areas...........................................    11
    10.2   Definition of Common Areas....................................    12
11. Utilities and Services...............................................    12
    11.1   Furnishing of Utilities.......................................    12
    11.2   Additional Services...........................................    12
    11.3   After Hours...................................................    13
    11.4   Separate Meters...............................................    13
    11.5   Failure.......................................................    13

12. Limits On Landlord's Liability.......................................    13
    12.1   Circumstances Beyond Control..................................    13
    12.2   Unreasonable Period of Failure................................    13
    12.3   Tenant Caused.................................................    13
    12.4   No Abatement of Rent..........................................    13
    12.5   No Interference...............................................    13
13. Alterations and Additions by Tenant; Liens and Insolvency............    13
    13.1   Alterations and Additions by Tenant...........................    13
    13.2   Liens and Insolvency..........................................    14
14. Insurance; Indemnity.................................................    14
    14.1   Tenant Waiver.................................................    14
    14.2   Indemnity.....................................................    14
    14.3   Landlord's Responsibility.....................................    14
    14.4   Tenant's Insurance............................................    15
    14.5   Policies......................................................    15
    14.6   Landlord's Insurance..........................................    15
    14.7   Proceeds......................................................    15
    14.8   Waiver of Subrogation.........................................    16
    14.9   Notification of Accidents.....................................    16
15. Destruction..........................................................    16
    15.1   Election to Restore...........................................    16
    15.2   Rent Abatement................................................    16
    15.3   Repairs to Tenant Installations...............................    16
    15.4   No Compensation...............................................    16
16. Condemnation.........................................................    16
    16.1   Termination of Lease..........................................    16
    16.2   Election of Termination.......................................    16
    16.3   Reduction of Rent.............................................    17
    16.4   Award.........................................................    17
    16.5   Landlord Authority............................................    17
17. Assignment and Subletting............................................    17
    17.1  Landlord Consent Required......................................    17
    17.2  Deemed Assignment..............................................    17
    17.3  Recapture......................................................    18
    17.4  Additional Requirements........................................    18
    17.5  Assignment With Bankruptcy.....................................    18
    17.6  Sale...........................................................    18
    17.7  Binding........................................................    18
18. Default..............................................................    18
    18.1  Definition of Default..........................................    18
    18.2  Tenant Notification............................................    19
    18.3  Landlord Default...............................................    19
    18.4  [Intentionally deleted.].......................................    19
19. Remedies in Default..................................................    19
    19.1  Landlord Remedies..............................................    19
    19.2  Tenant Payment of Costs........................................    19
    19.3  Termination....................................................    19
    19.4  No Termination.................................................    20
    19.5  Landlord Election to Make Tenant Advances......................    20
20. Access...............................................................    20
21. Surrender of Premises; Hold-over Tenancy.............................    20
    21.1  Surrender of Premises..........................................    20
    21.2  Hold-over Tenancy..............................................    20

22. Compliance With Laws.................................................    20
23. Rules and Regulations................................................    21
24. Parking..............................................................    21
25. Estoppel Certificates................................................    21
26. Subordination........................................................    21
27. Removal of Property..................................................    22
28. Personal Property Taxes..............................................    22
29. Notices..............................................................    22
30. Condition of Premises................................................    22
31. Hazardous Substances.................................................    22
    31.1  Tenant's Obligations...........................................    22
    31.2  Tenant Indemnity...............................................    22
    31.3  Landlord Inspection............................................    23
    31.4  Survival.......................................................    23
32. Signs................................................................    23
33. General Provisions...................................................    23
    33.1  Attorneys' Fees................................................    23
    33.2  Governing Law, Venue...........................................    23
    33.3  Cumulative Remedies............................................    23
    33.4  Exhibits; Addenda..............................................    23
    33.5  Interpretation.................................................    23
    33.6  Joint Obligation...............................................    23
    33.7  Keys...........................................................    24
    33.8  Late Charges; Interest.........................................    24
    33.9  Light, Air, and View...........................................    24
    33.10 Measurements...................................................    24
    33.11 Name...........................................................    24
    33.12 Prior Agreements; Amendments...................................    24
    33.13 Recordation....................................................    24
    33.14 Liability......................................................    24
    33.15 Severability...................................................    25
    33.16 Time...........................................................    25
    33.17 Waiver.........................................................    25
    33.18 No Waste.......................................................    25
    33.19 Force Majeure..................................................    25
    33.20 Quiet Enjoyment................................................    25
    33.21 [Intentionally deleted.].......................................
34. Authority of Tenant..................................................    25
    34.1  Tenant as Corporation..........................................    25
    34.2  Tenant as Partnership or LLC...................................    25
35. Financial Statements.................................................    25
36. Commissions..........................................................    26

Exhibits to This Lease:

Exhibit A-1 Premises
Exhibit A-2 Legal Description of Property
Exhibit A-3 Legal Description of Business Park
Exhibit B   Work Letter

                                      LEASE

Lease, dated for reference purposes as of 3/2, 2000, between SNOQUALMIE RIDGE CASCADE LLC, a Washington limited liability company ("Landlord"), and GREAT PLAINS SOFTWARE O.C., INC., a Minnesota corporation ("Tenant").

     Basic Lease Terms. This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease; provided, however, to the extent of any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

LEASED PREMISES (See Section 2)

Business Park     Snoqualmie Ridge Business Park
Building Name     Cascade View
Address           34931 S.E. Douglas Street, Suite 200
                  Snoqualmie, WA 98065
Rentable Sq. Ft   28,650 RSF

RENT; PREPAID RENT; SECURITY DEPOSIT (See Section 5 and 6)

BASE MONTHLY RENT
Month 1-2           $0.00/Month (See Section 1A.7)
Months 3-36         $44,178.00/Month
Months 37-60        $48,161.00/Month
Months 61-84        $51,054.00/Month
Months 85-120       $55,638.00/Month
Prepaid Rent        $44,178.00 for Month 3 (See Section 1A.6)
Security Deposit    $44,178.00 (See Section 1A.6)

TERM (See Section 3)
Commencement Date        June 19, 2000
Rent Commencement Date   June 19, 2000
Expiration Date          June 18, 2010
Length of Term           10 Years
Renewal Option           ONE 5-YEAR EXTENSION (See Section 1A.1)

PERMITTED USE (See Section 7)
General Office Use, Including software development, sales and training

SUBLEASING (See Section 17)
Tenant shall have the right to sublease the Premises subject to all of the terms and conditions of Section 17.

OPERATING EXPENSES (See Section 8)
Tenant's Share    50%
Additional Rent   $14,210.00/Month (See Section 1A.6)

PARKING (See Sections 1A.4 AND 24) APPROXIMATELY 114 STALLS

CC&RS (See Sections 8.3.1 AND 23)
Declaration of Protective Covenants, Conditions, Restrictions, Easements & Agreements for Snoqualmie Ridge Business Park Recorded Under King County Recording No. 9804301674, as may be amended

BROKERS (See Section 36)
FOR TENANT     COLLIERS INTERNATIONAL
FOR LANDLORD   THE BRODERICK GROUP

ADDRESSES FOR NOTICES (See Section 29)

Landlord:

(Street Address)

Snoqualmie Ridge Cascade View LLC
c/o The Quadrant Corporation
11100 NE 8th Street, Suite 500
Bellevue, WA 98004
Attn: Commercial Division
Tel: 425-455-2900
Fax: 425-646-8300.

(Mailing Address)

Snoqualmie Ridge Cascade View LLC
c/o The Quadrant Corporation, Manager
P.O. Box 130
Bellevue, WA 98009

Tenant
Great Plains Software O.C., Inc.
1701-38th Street SW
Fargo, ND 58103
Attn: General Counsel
Tel: 701-281-6900
Fax: 701-281-6844

1A. Special Lease Terms. The following additional Lease terms shall apply. To the extent of any inconsistency between this Section 1A and the other provisions of this Lease, this Section 1A shall control.

     1A.1 Renewal Option.

          1A.1.1 Grant of Renewal Option. Tenant shall have one option to extend the Term of this Lease for an additional five years ("Renewal Term"). Such option may be exercised by Tenant only by written notice of exercise to Landlord given no earlier than 18 months and no later than six months prior to the expiration of the Term.

          1A.1.2 Effect of Exercise. Upon such exercise, the parties shall be obligated under all the terms and conditions of this Lease through the Renewal Term, except that (a) Base Monthly Rent at the commencement of the Renewal Term shall be equal to the higher of (i) the Base Monthly Rent in the final month of the Term or
               (ii) the Fair Market Monthly Rent for the Premises as of 90 days after Tenant's notice of exercise, and (b) the Base Monthly Rent starting at the 37th month of the Renewal Term and for the balance of the Renewal Term shall equal the amount specified in clause (a) above increased by the higher of (i) nine percent (9%) or (ii) a percentage increase equal to cumulative percentage increase, if any, in the CPI (as defined below) between the first month of the Renewal Term and the 36th month of the Renewal Term. As used herein, "CPI" shall mean the Consumer Price Index for All Urban Consumers, All Items Index for the Seattle Everett metropolitan area, as published by the Bureau of Labor Statistics of the United States Department of Labor, or, in the event such index is no longer published, a successor or substitute index using factors most comparable to such index, appropriately adjusted. The CPI in effect on the beginning of each year shall be the CPI published as of December 31 of the prior year reflecting all price changes through the end of such prior year.. As used herein, the "Fair Market Rent" shall mean the prevailing fair market monthly rent for comparable space located within two miles from the I-90 corridor running between Mercer Island, Washington and Snoqualmie Ridge Business Park (the "Rent Comparison Area") and shall take into account the Base Monthly Rent increase during the 37th month of the Renewal Term as specified above. Upon determination of the Fair Market Rent as described below, the parties shall execute an amendment to the Lease memorializing the Base Monthly Rent for the Renewal Term.

          1A.1.3 Determination of Rent for Renewal Term.

               (a) Within 20 days of Tenant's notice of exercise, Landlord shall propose a Base Monthly Rent for the extended Term. The parties shall negotiate in good faith, but if they are unable to agree upon such Base Monthly Rent by 30 days after the delivery of Landlord's proposal, then either party may elect to cause such Base Monthly Rent to be determined by reference to the appraised Fair Market Rent. Such election shall be made by such party by notice to the other party, including in such notice the designation of an appraiser. The other party may accept such appraiser or designate another appraiser within ten days of such notice. If it does not designate another appraiser in such period, it shall be deemed to have accepted the first appraiser. If a second appraiser is designated, the two appraisers shall promptly appoint a third appraiser.

               (b) Each appraiser shall determine the Fair Market Rent by reference to all factors deemed appropriate in his or her professional opinion, and notify the parties within 30 days of the date of appointment of the last appraiser of such Fair Market Rent. The Base Monthly Rent for the extended Term shall be calculated as provided in Section 1A.1.2 with the Fair Market Rent equaling the amount determined by the single appraiser or, if there are three appraisers, the mean average of the two closest Fair Market Rents.

               (c) All appraisers under this appraisal provision shall be independent certified professional MAI appraisers with at least five years' experience appraising office properties within the Rent Comparison Area. If there are three appraisers, each party shall pay for the cost of its designated appraiser and 50% of the cost of the third appraiser. If there is only one appraiser, each party shall pay 50% of the cost of such appraiser.

          1A.1.4 Tenant may not exercise its option to renew the Term at any time in which it is in Default (as defined in Section 18.1). If Tenant becomes in Default after exercise of its option to extend the Term but before the commencement of the extended Term, Landlord may, in addition to its other remedies under this Lease, elect to terminate such extension by notice in writing to Tenant, whereupon the Term shall expire without any such extension.

     1A.2 Right of First Refusal. Landlord shall grant Tenant the right of first refusal to lease any previously-unleased first generation space on the first floor of the Building (the "ROFR Space") in accordance with the following terms (the "ROFR"):

          1A.2.1 Receipt of Offer, Delivery to Tenant. In the event that
               Landlord receives an offer to lease ROFR Space in the form of a proposal or letter of intent or lease ("Offer"), and Landlord has either determined that it is ready to accept such Offer, or has accepted such Offer subject to Tenant's rights under this Agreement, Landlord shall so notify Tenant in writing ("Offer Notice"). The Offer Notice shall set forth all of the material terms of the Offer ("Offer Terms"), provided, however, in no event shall Landlord have any obligation to disclose the identity of the prospective tenant.

          1A.2.2 Exercise of ROFR. Tenant shall have the right to elect to lease the ROFR Space identified in the Offer Notice which right must be exercised if at all by written notice ("ROFR Exercise Notice") from Tenant received by Landlord on or before the expiration of ten (10) business days after Tenant's receipt of the Offer Notice.

          1A.2.3 Effect of Non-Exercise of ROFR. If Tenant does not timely deliver an ROFR Exercise Notice in accordance with Section 1A.2.2, Landlord shall be free to lease the ROFR Space on the Offer Terms, free and clear of the ROFR, but subject to Section 1 A.2.4.

          1A.2.4 Changes in Offer Terms. In the event of any material changes in the Offer Terms prior to execution of a written lease pursuant to the Offer, Landlord shall give written notice thereof to Tenant ("Change Notice"). The Change Notice shall identify all of the revised Offer Terms. Tenant shall have the right to elect to lease the ROFR Space, which right must be exercised if at all by ROFR Exercise Notice from Tenant received by Landlord on or before the expiration of three business days after Tenant's receipt of the Change Notice. If Tenant does not timely deliver a ROFR Exercise Notice in accordance with this
               Section 1A.2.4, Landlord shall be free to lease the ROFR Space on the revised Offer Terms, free and clear of the ROFR, but subject to this Section 1A.2.4 in the event of further material changes in the Offer Terms. For purposes of this Section 1A.2.4, "material changes" shall include substantial economic changes, including, without limitation, a change in the amount of the Monthly Base Rent by more than $.50 per RSF from that specified in the Offer Terms or a reduction of the proposed term of 2 years or more from that term specified in the Offer Terms.

          1A.2.5 Effect of Exercise. If Tenant exercises the ROFR by delivering the ROFR Exercise Notice to Landlord in strict accordance with
               Section 1A.2.2 or 1A.2.4, as the case may be, Tenant shall be absolutely and unconditionally bound to lease the ROFR Space on the Offer Terms and in accordance with the provisions of this Lease (except that to the extent that the Offer Terms and the Lease conflict, the Offer Terms shall govern with respect to the ROFR Space) and the Lease shall be modified to reflect the Offer Terms. Within ten business days of the ROFR Exercise Notice, Landlord and Tenant shall enter into a written amendment to this Lease adding the ROFR Space to the Premises and reflecting the applicable modifications to the Lease described above.

          1A.2.6 Prior' Rights to ROFR Space. Tenant acknowledges that Landlord as of the date hereof may have entered into a lease or is currently negotiating a lease for the balance of first generation space in the Building with a prospective tenant ("Prospective First Floor Tenant") and any space on the first floor of the Building that is subject to such lease or lease negotiations with such Prospective First Floor Tenant shall not be subject to the ROFR.

     1A.3 Normal Business Hours. Normal hours of operation for the Building are Monday through Fridays from 7:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 12:00 p.m., but excluding those days that are nationally recognized holidays (the "Normal Business Hours"). Tenant shall have access to the Premises 24 hours per day, seven days per week, every day of the year.

     1A.4 Parking. All parking provided to Tenant shall be available and accessible on a non-reserved basis, twenty-four (24) hours per day, seven (7) days week, every day of the year.

     1A.5 Signage.

          1A.5.1 Building Exterior Signage. Tenant shall be entitled to mount one sign on the exterior portion of the Building, subject to the following:

               (a) The location, design and construction of the signage meets all business park and municipal requirements;

               (b) The design, permitting, manufacture, installation and maintenance of such signage shall be at Tenant's sole cost and expense; and

               (c) Tenant's signage meets with Landlord's approval, which shall not be unreasonably withheld or delayed.

          1A.5.2 Interior Signage. Landlord shall provide Business Park standard suite and directory signage.

     1A.6 Security Deposit/Prepaid Rent. Tenant covenants that it shall deliver to Landlord in cash or other immediately available funds the Security Deposit and Prepaid Rent specified in Section 1 (collectively, "Deposit") by no later than June 1, 2000 or the date of Tenant's occupancy of the Premises, whichever date is earlier. Tenant's failure to timely deliver the Deposit to Landlord in accordance with this
          Section 1A.6 shall constitute a Default (as defined in Section 18.1 below).

     1A.7 Free Rent Period. Tenant shall have no obligation to pay Base Monthly
          Rent during the first two months of the Term ("Free Rent Period"). Tenant shall remain responsible for paying any and all Additional Rent due under the Lease during the Free Rent Period.

     1A.8 Tenant's Right to Audit Annual Reconciliations. Tenant shall have the right, for a period of 90 days following receipt of Landlord's annual reconciliation of Operating Expenses under Section 8.5, and upon 30 days prior written notice to Landlord, to examine and conduct an audit of, at the main accounting offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Operating Expenses for the calendar year covered in such written statement. Such audit shall be conducted by an independent certified accounting firm retained by Tenant that is reasonably acceptable to Landlord. Tenant shall deliver a copy of the audit and supporting calculations to Landlord within 30 days after completion of the audit, which audit determination shall be binding on the parties. If Tenant's audit reveals an overpayment by Tenant greater than 5% of the amount determined by Landlord, Landlord shall promptly reimburse Tenant for such overpayment and shall bear all costs and expenses for Tenant's audit. If the audit reveals an overpayment of 5% or less than the amount determined by Landlord, then Tenant shall bear all costs and expenses for such audit and Tenant shall receive a credit against its next payable Rent in the amount of such overpayment, or such amount shall otherwise be refunded to Tenant as Landlord determines in its sole discretion.

     1A.9 Landlord's Right to Relocate HVAC Air Shaft. Tenant acknowledges that
          Landlord may construct the HVAC air shaft for the Building in a particular location to accommodate the special requirements of the Prospective First Floor Tenant. If, at any time, Landlord needs to relocate the HVAC air shaft to accommodate the needs of a different tenant on the first floor of the Building, Landlord reserves the right to enter the Premises and relocate such HVAC shaft; provided that such relocation shall be performed at Landlord's cost and expense and Landlord shall use reasonable efforts to minimize any disruption to the Tenant's use of the Premises during the period of such relocation.

     1A.10 Designation of Restrooms as Part of Premises or Common Areas. Tenant acknowledges that the parties had originally intended that all of the restrooms in the Building be part of the Common Areas, in which case Landlord would clean and maintain such restrooms as part of its Common Area maintenance obligations under Section 9.1.. If, however, Landlord enters into a lease with the Prospective First Floor Tenant, the first floor restrooms will become part of the Prospective First Floor Tenant's premises and the second floor restrooms will become part of the Premises. In such case, neither the Rentable Square Footage of the Premises, the Base Monthly Rent nor Tenant's Share will be adjusted, and Landlord will clean and maintain the second floor restrooms as part of the janitorial services that Landlord will provide the Premises pursuant to Section 11.1. In either case, the costs and expenses of cleaning and maintaining the restrooms shall constitute an Operating Expense under Section 8.3.

2. Premises. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Premises described on Exhibit A-1 and consisting of approximately the square feet designated in Section 1. The Premises are a part of the Building, located on the real property described on Exhibit A-2 ("Property"). The Premises, Building, and Property are part of a business park described on Exhibit A-3 ("Business Park").

3.   Term.

     3.1 Commence. The term of this Lease ("Term") shall commence on the Commencement Date set forth in Section 1, subject to Section 4.

     3.2  Expire. The Term shall expire on the Expiration Date set forth in
          Section 1, unless sooner terminated or extended as provided in this Lease.

4.   Tenant Improvements; Early Possession; Delayed Delivery of Possession.

     4.1 Tenant Improvements. Any improvements to or construction on the Premises shall be carried out in accordance with the Work Letter attached as Exhibit B.

     4.2 Early Occupancy. If Landlord permits Tenant to occupy the Premises prior to the Commencement Date set forth in Section 1, the Commencement Date and Rent Commencement Date shall be such date of occupancy. Tenant's occupancy prior to the originally scheduled Commencement Date shall be subject to all the provisions of this Lease and shall not advance the Expiration Date.

     4.3 Landlord Delay. If Landlord for any reason cannot deliver possession of the Premises to Tenant at the Commencement Date, (i) the Commencement Date shall be the date on which possession of the Premises is delivered to Tenant, (ii) this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom except as set forth in this Section, (iii) the Rent Commencement Date shall be delayed to the same extent as the delay in the Commencement Date, except as provided in Section 4.4, and
          (iv) the Expiration Date shall be adjusted so that the length of the Lease Term remains as provided in Section 1, which shall be confirmed by Landlord's written notice to Tenant setting forth the adjusted Commencement Date, Rent Commencement Date and Expiration Date. If Landlord is unable to deliver possession of the Premises to Tenant by August 19, 2000 for any reason other than Tenant Delay or Force Majeure (each as defined in the Work Letter), then in addition to extension of the Commencement Date, Rent Commencement Date and Expiration Date, Landlord shall pay Tenant $100 for each day that delivery of possession is delayed beyond August 19, 2000.

     4.4 Tenant Delay. If Tenant Delay (as defined in the Work Letter) causes any delay in Landlord's completion of the Premises, and thereby delays Tenant's occupancy of the Premises beyond the Commencement Date set forth in Section 1, then Tenant shall commence payment of Rent on the Rent Commencement Date set forth in Section 1, and in such case the timing of the increases in Base Monthly Rent, as set forth in Section 1, shall be based upon the Rent Commencement Date rather than the Commencement Date.

5.   Rent.

     5.1  Rent. Tenant shall pay to Landlord the Base Monthly Rent specified in
          Section 1 and the Additional Rent as set forth in Section 8 and elsewhere in this Lease (the Base Monthly

          Rent and the Additional Rent are collectively referred to as "Rent"). Rent shall be paid in advance, on or before the first day of each calendar month of the Lease Term.

     5.2 Manner of Payment. Rent shall be paid without prior notice, demand, set off, counterclaim, deduction or defense and, except as otherwise expressly provided in this Lease, without abatement or suspension. All Rent shall be paid to Landlord at the address for notices set forth in
          Section 1, in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing;

     5.3 Rent Commencement. Payment of Rent shall begin on the Rent Commencement Date set forth in Section 1, subject to Section 1A.7 and
          Section 4. Rent for any period during the Lease term that is for less than one month shall be prorated for the actual number of days in such period.

6.   Prepaid Rent and Security Deposit.

     6.1  Deposit. [Intentionally deleted. See Section 1A.6.]

     6.2 Use of Deposit to Cure. Landlord shall have the right to all or any part of the Deposit to cure any Default by Tenant under this Lease or to compensate Landlord for any damage sustained by it resulting from such Default. In the event of any such application of the Deposit, Tenant shall, on demand, immediately pay to Landlord the amount necessary to replenish the Deposit to the amount set forth in Section 1.

     6.3 Return of Security Deposit. If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall return the remaining Security Deposit to Tenant, less any amounts necessary to return the Premises to their original condition, reasonable wear and tear and those alterations not required by Landlord to be removed by Tenant under Section 13.1 excepted.

     6.4 Treatment as Security Deposit. In the event this Lease is terminated before the end of the Term for any reason, any Rent paid for any period after the date of such termination shall be treated as an addition to the Security Deposit.

     6.5 Landlord's Obligation Regarding Deposit. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain the security deposit separate from Landlord's general funds or may commingle the Security Deposit with other funds of Landlord. No interest shall accrue for Tenant on the Deposit.

7.   Use of Premises.

     7.1  Use. Tenant shall use the Premises only for the purpose set forth in
          Section 1. The Premises may not be used for any other purpose without Landlord's written consent. Landlord represents to Tenant that the purpose set forth in Section 1 is permitted as of the date hereof under the applicable laws, regulations and codes governing zoning, land use and similar matters affecting the Building and the Property (collectively, the "Zoning Laws"). Any changes in the Zoning Laws or any changes in Tenant's use of the Premises that are not permitted under the Zoning Laws will not be a basis for terminating this Lease, for abating or offsetting Rent or for otherwise seeking damages.

     7.2 Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the cost of or affect any fire or other insurance upon the Building or any part thereof or any of its contents, or cause cancellation of any insurance policy covering the Building or any part thereof or any of its contents.

     7.3 No Nuisance. Tenant shall not do or permit anything to be done in or about the Premises that will obstruct or interfere with the rights of other tenants or occupants of the Building or Business Park or injure them or their property, or use or allow the Premises to be used for any unlawful purpose or in any way constituting a nuisance. Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration. Tenant shall not place any boxes, cartons or other rubbish in the corridors or other Common Areas (defined in Section 10), Building, Property or Business Park. Tenant shall use due care in the use of the Premises and of the Common Areas (defined in Section 10), Building Property or Business Park, and shall not neglect or misuse water fixtures, electric lights and heating and air-conditioning apparatus.

     7.4 Telecommunications Providers. Tenant acknowledges that any provision of telecommunications, data transmission and office automation services, equipment and systems by a third party provider, its agents, affiliates and successors, that has a right, whether exclusive or not, to provide such services to the Premises, Building or Business Park (each a "Provider") is entirely separate and distinct from this Lease and that Landlord has no duty of performance concerning the provision of services by a Provider. Tenant hereby agrees to look solely to the Provider for any failure in the provision of services provided by such Provider.

8.   Additional Rent for Operating Expenses.

     8.1 Tenant Payment. Tenant shall pay, as Additional Rent, Tenant's Share, as set forth in Section 1, of all Operating Expenses. Tenant's payment of Additional Rent shall be made in the same manner as Base Monthly Rent.

     8.2 Tenant's Share. Tenant's Share shall be the percentage of all Operating Expenses for the Building set forth in Section 1 as determined by Landlord, based upon the percentage that the approximate rentable area of the Premises set forth in Section 1 bears to the approximate rentable area of the Building.

     8.3  Definitions.

          8.3.1 Definition of Operating Expenses. "Operating Expenses" means all expenses and charges incurred by Landlord in the operation of the Building, Property and Common Areas (as defined in Section 10), as a first-class facility, including without limitation the following costs by way of illustration: (i) all real property taxes, assessments and other general or special charges levied during the Term by any public, governmental or quasi governmental authority against the real or personal property included in the Building or the Property, including without limitation Landlord's personal property used in the maintenance, repair or operation of the Building or the Property, or any other tax on the leasing of the Building or on the rents from the Building (other than any federal, state or local income or franchise tax); (ii) any and all assessments Landlord must pay for the Building or Property pursuant to the CC&Rs specified in Section 1, transportation or any other improvement monitoring or management plan, or any other covenant, condition or reciprocal easement agreements; (iii) electricity, gas and similar energy sources, refuse collection, water, sewer and other utilities services for the Building and the Property; provided, however, to the extent that any such services are separately metered to Tenant, Tenant shall pay the actual separately incurred charges; (iv) annual inspection fees, property management fees paid to independent or affiliated contractors or to Landlord, and legal, accounting and other professional expenses; (v) janitorial, cleaning, window washing and refuse removal; (vi) all costs of improvements or alterations to the Building, Property and Common Areas required by Laws, to save labor, or reduce Operating Expenses; (vii) all premiums and deductibles for liability, property damage, casualty, automobile, garage keeper's, rental loss, compensation or other insurance maintained by Landlord for the Building or Property; (viii) the cost of any capital improvements made to the Property, Building or Common Areas by Landlord for the replacement of any Building equipment needed to operate the Building or the Common Areas at the same quality levels as prior to the replacement; (ix) air conditioning, heating, ventilating, plumbing, electrical systems, elevator maintenance supplies, materials, equipment and tools;
               (x) the repair of the air conditioning, heating, ventilating, plumbing, electrical systems and elevators of the Building; (xi) maintenance costs, including reasonable payroll expenses, rental of personal property used in maintenance and all other upkeep of parking and Common Areas, including cleaning, snow and ice removal, landscaping and lighting; (xii) costs and expenses of repairs, resurfacing, repainting, and similar items, including appropriate reserves, (xiii) costs and expenses associated with security and monitoring; (xiv) reasonable costs incurred in the management of the Building and Property (including supplies, reasonable wages and salaries of employees used in the management, operation and maintenance thereof and payroll taxes and similar governmental charges with respect thereto, and Building management office rental, if any; (xv) all license and permit fees; (xvi) any other expense or charge whether or not described above that in accordance with generally accepted accounting and management practices is properly an expense of maintaining, operating or repairing the Building, Property or Common Areas. Operating Expenses shall not include depreciation on the Building or equipment therein, Landlord's executive salaries, real estate brokers' commissions, and costs or expenses for which Landlord is reimbursed or indemnified, by an insurer, condemnor, tenant or otherwise. Landlord shall not collect more than 100% of Operating Expenses and shall not recover any item of cost more than once. If, in Landlord's reasonable determination, certain Operating Expenses vary in direct relationship to occupancy of the Building, Tenant's Share of such Operating Expenses shall be adjusted to reflect that portion of the whole which the rentable square feet of the Premises bears to the rentable square footage of the Building, as applicable, which is actually occupied by tenants.

          8.3.2 Definition and Treatment of Capital Improvements. As used herein, Capital Improvement shall mean the replacement of any major component or element of the Building or Common Areas, the cost of which exceeds $10,000. The cost of any Capital Improvement included in Operating Expenses pursuant to this Lease shall be amortized over the useful life of the Capital Improvement with interest accruing on the unamortized balance at the prime rate then in effect at the Seattle Head Office of Bank of America d/b/a Seafirst Bank or its successors, or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of paying for such Capital Improvement. Subject to
               Section 12.3, Landlord shall be responsible at its sole cost and expense for Capital Improvements related to the repair or replacement of the structural portions of the Building, which structural portions consist of the foundation, bearing and exterior walls, subflooring, and roof structure and the cost of such Capital improvements shall not be included in Operating Expenses.

     8.4 Determination of Operating Expenses. Prior to each January 1 of the Term, Landlord shall furnish Tenant a written statement of the estimated monthly Tenant's Share of Operating Expenses for the coming calendar year. The estimated monthly Tenant's Share of Operating Expenses for the period before the first January 1 after the Commencement Date is set forth in Section 1. Landlord may, by written notice to Tenant, revise its estimate of Tenant's Share of Operating Expenses from time to time.

     8.5 Reconciliation. Within 90 days after each January 1 during the Term, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the actual Operating Expenses and Tenant's Share thereof during the preceding calendar year (or portion of such calendar year after the Commencement Date). To the extent Tenant's Share of such actual Operating Expenses exceeded the estimated Tenant's Share thereof paid by Tenant, Tenant shall pay Additional Rent to Landlord within 30 days after receipt of such statement by Tenant. To the extent Tenant's Share of such actual Operating Expenses was less than the estimated Tenant's Share thereof paid by Tenant, Tenant shall receive a credit against its next payable Rent or such amount shall otherwise be refunded to Tenant as Landlord determines in its sole discretion.

     8.6 Upon Lease Termination. If this Lease shall expire or otherwise terminate other than on a December 31, Landlord may in its discretion make a special determination of Tenant's Share of actual Operating Expenses for the partial calendar year ending on the date of such expiration or other termination, or may defer such determination until its usual reconciliation of Operating Expenses for the Building for the entire calendar year. The excess actual Tenant's Share for such partial calendar year shall be paid to Landlord, or the excess estimated Tenant's Share already paid by Tenant, as the case may be, shall be paid by Tenant to Landlord or Landlord to Tenant, as the case may be, within 30 days of such determination.

     8.7 Landlord Rights. Landlord shall have the same rights with respect to Tenant's nonpayment of Tenant's Share of Operating Expenses as required under this Lease as it has with respect to any other nonpayment of Rent under this Lease.

9.   Maintenance and Repair Responsibility.

     9.1 Premises Maintenance Obligations. Subject to Section 7.3, 12.3 and 15, Landlord shall maintain and keep in good condition and repair throughout the Term the entire Premises, the Building, and the Common Areas in a manner and at a level of quality that is consistent with comparable buildings in the area (the "Maintenance Obligations"). Except as otherwise expressly provided in this Lease, all cost and expenses incurred by Landlord in performing the Maintenance Obligations shall be considered Operating Expenses.

     9.2 No Obligation For Alteration. Except as specifically provided elsewhere in this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof. Tenant affirms that Landlord has made no representations to Tenant about the condition of the Premises or the Building, except as specifically herein set forth.

     9.3 Tenant Waiver. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect.

10.  Common Areas.

     10.1 Use of Common Areas. Provided Tenant is not in Default under the Lease and subject to the other terms and conditions of this Lease, Tenant shall have the right to use the

          Common Areas on a non-exclusive basis with Landlord, other tenants in the Building and the Business Park and their respective officers, employees, guests, invitees and agents. Landlord shall have the right to establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the Common Areas; and to make changes to the Common Areas, including without limitation changes in the location of lobbies, driveways, entrances, exits, vehicular parking spaces, parking areas, pedestrian and bicycle trail areas, or the direction of the flow of traffic.

     10.2 Definition of Common Areas. In this Lease, "Common Areas," means all parts of the Building and related land areas and facilities outside the Premises and the premises leased or available for lease to other tenants, but constituting a part of Business Park. Common Areas include, without limitation:

          10.2.1 the Building's common entrances, lobbies, all restrooms in the Building other than those located within a tenant's premises, elevators, stairway and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and mechanical and electrical systems for the Building, including without limitation, plumbing, sewage, electrical systems, pipes conduits, wires and appurtenant equipment of the Building, all to the extent serving the Premises;

          10.2.2 the open areas, landscaped areas, sidewalks, pedestrian walkways and patios, roadways, pedestrian and bicycle trails, driveways, parking areas, utility systems and facilities, service areas, refuse areas and all other areas in the Business Park and available for use in common with all tenants, guests and invitees of the Business Park, located outside the Premises and the premises leased or available for lease to other tenants in the Business Park.

11.  Utilities and Services.

     11.1 Furnishing of Utilities and Services. Provided that Tenant is not in Default under this Lease, Landlord shall cause to be furnished to the Premises the following utilities and services, during Normal Business
          Hours: (i) electricity for normal lighting and office machines, (ii) heat and air conditioning required for the comfortable use and occupation of the Premises, and (iii) janitorial services at the same level and frequency of service as is standard for other comparable buildings in the area, for which janitorial services Landlord shall contract with a third party service provider and the cost of which janitorial services shall be charged to Tenant as Additional Rent. Landlord shall provide HVAC service to the file server and computer lab 24 hours per day, seven days per week, which will require a installation and operation of a special HVAC system. The added cost of maintaining and operating such special HVAC system shall be paid by Tenant to Landlord as Additional Rent. The services described in this Section are, collectively, the "Service Obligations."

     11.2 Additional Services. The provision and use of such utilities and services shall be in accordance with any applicable rules and regulations under this Lease. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as fairly determined by Landlord, incurred in such extraordinary usage. In addition, Landlord may install separate meters in accordance with Section 11.4.

     11.3 After Hours. At Tenant's request, Landlord shall furnish, at Tenant's expense, heat and air conditioning outside of Normal Business Hours, at rates to be established from time to time by Landlord, and to be paid by Tenant as billed by Landlord.

     11.4 Separate Meters. To the extent that the Premises are separately metered or sub-metered for Tenant's use of any utilities or services, Tenant shall pay for such use in the same manner as Rent, or shall pay the cost thereof directly to the service provider, and in either event such charges shall constitute Additional Rent hereunder.

     11.5 Failure. In the event of any failure or interruption of such utilities and services, Landlord shall diligently attempt to resume service promptly. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure or interruption of utilities or services, no eviction of Tenant shall result from any such failure or interruption, and Tenant shall not be relieved from the performance of any obligation in this Lease because of such failure or interruption.

12. Limits on Landlord's Liability. Landlord's liability in respect of its Maintenance and Service Obligations is subject to the following limitations:

     12.1 Circumstances Beyond Control. Landlord shall not be liable for any failure of Maintenance Obligations or Service Obligations when such failure is caused by (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel from the providers thereof, (iv) acts of God or (v) any other cause beyond Landlord's reasonable control.

     12.2 Unreasonable Period of Failure. Subject to Section 12.1, Landlord shall not be liable for any failure of Maintenance Obligations or Service Obligations, unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance or of the interruption of services is given to Landlord by Tenant.

     12.3 Tenant Caused. If maintenance and repairs to the Premises, Building or Common Areas are caused in part or in whole by the act, neglect, fault, or omission of any duty by Tenant, its agents, servants, employees, or invitees, Tenant shall pay to Landlord the costs of such maintenance and repairs.

     12.4 No Abatement of Rent. Except as specifically provided in Sections 15 and 16, there shall be no abatement of Rent in any circumstance under this Lease.

     12.5 No Interference. Landlord shall not be liable for any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building, the Premises, the Property, or the Common Areas, or to fixtures, appurtenances, and equipment therein, or the failure of Maintenance. Obligations or Service Obligations. Without limiting the generality of this Section 12, in no event shall Landlord have any liability for consequential damages resulting from any act or omission of Landlord in respect of its Maintenance Obligations or Service Obligations, even if Landlord has been advised of the possibility of such consequential damages.

13.  Alterations and Additions by Tenant; Liens and Insolvency.

     13.1 Alterations and Additions by Tenant. With the prior written consent of Landlord, Tenant may make at its expense additional improvements or alterations to the Premises. Any repairs or new construction by Tenant shall be done in conformity with plans and specifications approved by Landlord, by contractors approved by Landlord, (provided, that

          Landlord may require that such work be performed by Landlord's employees or contractor(s) employed by Landlord so long as the cost of such work is no more than 5% higher than any construction bid which is acceptable to Tenant) and subject to Landlord's reasonable rules and regulations regarding such construction. All work performed shall be done lien-free in a workmanlike manner and shall become the property of Landlord. Landlord may require that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to 150% of the estimated cost of any improvements, additions, or alterations in the Premises. Landlord shall not unreasonably withhold or delay its consent to Tenant's proposed alterations or improvements if the conditions of this Section 13 are satisfied. Landlord may require Tenant to remove any improvements or alterations at the expiration or termination of the Term, provided that Landlord notifies Tenant, at the time Landlord, grants consent, that such alterations or improvements must be removed at the expiration or termination of the Term, such removal to occur at Tenant's expense; and Tenant shall repair all damage to the Premises or Building occurring as a result of such removal. In the event Tenant fails to remove any improvements or alterations as required by Landlord or repair any damage occurring during such removal, Landlord shall be entitled to remove any improvements or alterations or make such repairs, at Tenant's expense, and shall further be entitled to draw upon the Deposit

     13.2 Liens and Insolvency. Tenant shall keep the Premises, Building and Property free from any liens arising out of any work performed, materials ordered or obligations incurred by Tenant. Landlord shall have the right at all reasonable times to post on the Premises any notices which it deems necessary for its protection from such liens. If such liens are filed unless such liens are removed or bonded around to Landlord's satisfaction within fourteen (14) days of Landlord's notice to Tenant, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord on demand, any reasonable sum paid by Landlord to remove such liens, together with interest at the rate specified in Section 33.8.

 14.  Insurance; Indemnity.

     14.1 Tenant Waiver. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for injury or damage to any person or property in or about the Premises, Building, Property or Common Areas by or from any cause whatsoever, including without limitation any acts or omissions of any other tenants, licensees or invitees of the Building.

     14.2 Indemnity. Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) Landlord and hold Landlord harmless, from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) whatsoever that may arise out of or in connection with Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or Tenant's breach of its obligations under this Lease. To the extent necessary to fully indemnify Landlord from claims made by Tenant or its employees, this indemnify constitutes a waiver of Tenant's immunity under the Washington Industrial Insurance Act, RCW Title 51. This indemnity shall survive the expiration or termination of the Term.

     14.3 Landlord's Responsibility. The exculpation, release and indemnity provisions of Sections 14.1 and 14.2 shall not apply to the extent the subject claims thereunder were caused by Landlord's gross negligence or willful misconduct. However, in no event shall Landlord be liable to Tenant for consequential damages.

     14.4 Tenant's Insurance. Tenant shall procure and maintain throughout the Term at Tenant's expense, the following insurance:

          14.4.1 Comprehensive general public liability insurance, insuring Tenant against liability arising out of the Lease and the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $3,000,000 combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence (or in such amount as Landlord determines in its reasonable discretion). Such policy shall insure the operations of independent contractors and contractual liability (covering the indemnity in Section 14.2) and shall: (i) name Landlord as an additional insured, and (ii) provide that it is primary and noncontributing with any insurance in force or on behalf of Landlord.

          14.4.2 Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all personal property for which Tenant is legally liable or that was installed at Tenant's expense, and that is located in the Building or Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, and equipment and all improvements to the Premises installed by Tenant, in an amount not less than 90% of the full replacement cost thereof. In the event of a dispute as to the amount of full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. Such policy shall also include business interruption coverage, covering direct and indirect loss of Tenants earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building, in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

          14.4.3 Workman's Compensation and Employer's Liability Insurance (as required by state law).

          14.4.4 Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

     14.5 Policies. All policies of insurance to be obtained by Tenant hereunder shall be in a form satisfactory to Landlord and shall be issued by insurance companies holding a General Policyholder Rating of "A" and a Financial Rating of "X" or better in the most current issue of Best's Insurance Guide. Tenant shall provide Landlord with certificates of such insurance. No such policy shall be cancelable or reducible in coverage except after 30 days' prior written notice to Landlord. Tenant shall, within ten days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

     14.6 Landlord's Insurance. Landlord shall maintain liability and casualty insurance for the Building and Property adequate in Landlord's judgment to cover (with deductibles deemed appropriate by Landlord) the risks customarily insured against by owners of properties similar to the Building.

     14.7 Proceeds. The proceeds of any insurance policies maintained by or for the benefit of Landlord shall belong to and be paid over to Landlord. Any interest or right of Tenant in any such proceeds shall be subject to Landlord's interest and right in such proceeds.

     14.8 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Tenant and Landlord each waives its entire right of recovery, claims, actions, or causes of action against the other for loss or damage to the Premises, Building, or Property or any personal property of such party therein that is caused by or incident to the perils covered by normal extended coverage clauses of standard fire insurance policies carried by the waiving party and in force at the time of damage or loss. Tenant and Landlord each waives any right of subrogation it may have against the other party to the extent of recovery under any such insurance, and shall cause each insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against the other party in connection with any such loss or damage. If either Landlord or Tenant is unable to obtain its insurer's permission to waive any claim against the other party, such party shall promptly notify the other party of such inability.

     14.9 Notification of Accidents. Tenant shall promptly notify Landlord of any casualty or accident occurring in or about the Premises.

15.  Destruction.

     15.1 Election to Restore. If the Premises or the Building is destroyed by fire, earthquake, or other casualty to the extent that they are untenantable in whole or in part, then Landlord shall have the right but not the obligation to proceed with reasonable diligence to rebuild and restore the Premises or the Building or such part thereof. Landlord shall within 30 days after such destruction or injury notify Tenant whether Landlord intends to rebuild. If Landlord fails to notify Tenant within such period, then this Lease shall terminate as of the end of such period.

     15.2 Rent Abatement. During the period from destruction or damage until restoration (or termination of this Lease), Rent shall be abated in the same ratio as that portion of the Premises which Landlord determines is unfit for occupancy shall bear to the whole Premises. If damage is due to the fault or neglect of Tenant or its agents, employees, invitees, or licensees, there shall be no abatement of Rent.

     15.3 Repairs to Tenant Installations. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, paintings, floor covering, or any other improvements to the Premises installed by Tenant. Instead, if Landlord repairs or rebuilds the Premises under this Section 15, Tenant shall repair or rebuild such Tenant-installed improvements and other items of property

     15.4 No Compensation. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the property of Tenant, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.

16.  Condemnation.

     16.1 Termination of Lease. If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession.

     16.2 Election of Termination. If more than 15% of the floor area of Premises is taken by condemnation, Landlord or Tenant may, by written notice to the other within ten days after notice of such taking, terminate this Lease as to the remainder of the Premises as of the date the condemning authority takes possession.

     16.3 Reduction of Rent. If Landlord or Tenant does not so terminate, this Lease shall remain in effect as to such remainder, except that the Rent shall be reduced in the proportion that the rentable floor area taken bears to the original rentable total floor area. However, if circumstances make abatement based on floor area unreasonable, the Rent shall abate by a reasonable amount to be determined by Landlord. In the event that neither Landlord nor Tenant elects to terminate this Lease, Landlord's responsibility to restore the remainder of the Premises shall be limited to the amount of any condemnation award allocable to the Premises, as determined by Landlord.

     16.4 Award. Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages. Tenant shall only be entitled to such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for the loss of or damage to improvements to the Premises installed by Tenant, for Tenant's trade fixtures and removable personal property and for Tenant's relocation or moving expenses. Landlord shall not be liable to Tenant for the loss of the use of all or any part of the Premises taken by condemnation.

     16.5 Landlord Aothoritv. Landlord Shall have the exclusive authority to grant possession and use to the condemning authority and to negotiate and settle all issues of just compensation or, in the alternative, to conduct litigation concerning such issues; provided, however, that Landlord shall not enter into any settlement of any separate award that may be made to Tenant as described in Section 16.4 without Tenant's prior approval of such settlement, which approval shall not be unreasonably withheld.

17.  Assignment and Subletting.

     17.1 Landlord Consent Required. Tenant shall not assign this Lease, or sublet the Premises or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises, without first obtaining the written consent of Landlord. Tenant shall propose such assignment or sublease by written notice to Landlord, and such notice shall specify an effective date. This Lease shall not be assignable by operation of law. Tenant shall further provide to Landlord other information and creditworthiness materials concerning any proposed assignee or sublessee and its proposed use of the Premises as is requested by Landlord. Landlord shall approve or disapprove such assignment or sublease within 15 business days of Landlord's receipt of all such information requested by Landlord. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld or delayed; provided, however, that Landlord's rejection of any proposed subtenant or assignee based upon Landlord's determination, in the exercise of its good faith judgment, that the proposed subtenant or assignee is not creditworthy, or that use of the Premises by such proposed subtenant or assignee is inconsistent or incompatible with the uses then allowed in the Business Park shall not be deemed to be an unreasonable withholding of Landlord's consent. Notwithstanding any assignment of this Lease or subletting of the Premises, Great Plains Software O.C., Inc. shall remain fully liable for any and all obligations and liabilities of Tenant under this Lease.

     17.2 Deemed Assignment. If Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation, or liquidation, or any change in the ownership of or power to vote 50% or more of the outstanding voting stock of Tenant shall constitute an assignment under this Lease. If Tenant is a partnership or limited liability company, any change in the identity or majority ownership of partners or members in Tenant serving as general partner or manager or owning 50% or more of the outstanding economic interests in such entity shall constitute an assignment under this Lease. The provisions of this Section 17.2 shall not apply if Tenant's stock is listed on a recognized security exchange or if at least eighty percent (80%) of its stock is owned by a corporation whose stock is listed on a recognized security exchange.

     17.3 Recapture. In the alternative to consenting to a proposed assignment or sublease, Landlord shall have the right to recapture the Premises, or applicable portion thereof. Landlord may exercise such right by notice to Tenant within ten business days after receipt of Tenant's notice. Such recapture shall terminate this Lease as to the applicable portion of the Premises effective on the effective date proposed in Tenant's notice.

     17.4 Additional Requirements. If Landlord elects not to recapture and thereafter elects to gives its consent to the proposed assignment or sublease, (i) Landlord may charge Tenant a reasonable sum to reimburse Landlord for legal and administrative costs incurred in connection with such consent; (ii) in the event of a sublease, Landlord and Tenant shall share equally in any rent and other proceeds paid to Tenant in excess of the Rent to be paid to Landlord under this Lease, less any reasonable leasing costs, including but not limited to tenant improvement costs, leasing commissions and legal fees; and (iii) in the event of an assignment or a sublease, Tenant shall remain liable to Landlord for the performance of all of Tenant's obligations under this Lease.

     17.5 Assignment with Bankruptcy. If this Lease is assigned pursuant to the provisions of the Revised Bankruptcy Act, 11 U.S.C. Section 101 et seq., any and all consideration paid or payable in connection with such assignment shall be Landlord's exclusive property and paid or delivered to Landlord, and shall not constitute the property of tenant or tenant's estate in bankruptcy. Any person or entity to whom the Lease is assigned pursuant to the Revised Bankruptcy Act shall, be deemed automatically to have assumed all of Tenants obligations under this Lease.

     17.6 Sale. In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord, Landlord shall be relieved of all liability under this Lease arising out of any act, occurrence, or omission occurring after sale or assignment; and the purchaser or assignee at such sale or assignment or any subsequent sale or assignment of Lease, the Property, or Building, shall be deemed without any further agreement to have assumed all of the obligations of the Landlord under this Lease accruing after the date of such sale or assignment.

     17.7 Binding. Subject to the provisions of this Section 17, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

18.  Default

     18.1 Definition of Default. The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Tenant ("Default"):

          18.1.1 vacation or abandonment of the entire Premises for 12 or more consecutive months;

          18.1.2 failure by Tenant to make any payment required as and when due, where such failure shall continue after five days' written notice from Landlord;

          18.1.3 failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue after 30 days' written notice from Landlord; provided, however, that if the nature of Tenant's obligation is such that more than 30 days are required for performance, Tenant shall not be in default if Tenant commences performance within 30 days after Landlord's notice and thereafter completes such performance diligently and within a reasonable time; or

          18.1.4 (i) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within 30 days;
               (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; (iv) the seizure by any department of any government or any officer thereof of the business or property of Tenant; and (v) adjudication that Tenant is bankrupt.

     18.2 Tenant Notification. Tenant shall notify Landlord promptly of any Default by Tenant (or event or occurrence which, with the passage of time, the giving of notice, or both, would become a Default) that by its nature is not necessarily known to Landlord.

     18.3 Landlord Default. Landlord shall be in default if it fails to observe or perform any of the covenants, conditions, or provisions of this Lease, where such failure shall continue after 30 days' written notice from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, Landlord shall not be in default if Landlord commences performance within 30 days after Tenant's notice and thereafter completes such performance diligently and within a reasonable time. Tenant shall copy Landlord's lender with any such notice of default, if Tenant has been provided with the name and address of any such lender. In no event shall a default by Landlord under this Lease give rise to any right of Tenant to terminate this Lease or withhold or offset the payment of Base Monthly Rent or Additional Rent. The obligations of Tenant to pay Base Monthly Rent and Additional Rent shall continue unaffected in all events unless suspended or terminated pursuant to an express provision of this Lease.

     18.4 [Intentionally deleted.]

19.  Remedies in Default

     19.1 Landlord Remedies. In the event of any Default by Tenant, Landlord may, at any time without waiving or limiting any other right or remedy, do any one or more of the following: (i) re-enter and take possession of the Premises without terminating this Lease, or (ii) terminate this Lease, and (iii) pursue any remedy allowed by law or equity.

     19.2 Tenant Payment of Costs. Whether Landlord has elected to terminate this Lease or not, Tenant agrees to pay Landlord the reasonable cost of recovering possession of the Premises, the expenses of reletting, and any other costs or damages arising out of Tenants Default, including without limitation the reasonable costs of removing persons and property from the Premises, the reasonable costs of preparing or altering the Premises for reletting, broker's commissions, and attorneys' fees.

     19.3 Termination. In the event Landlord elects to terminate this Lease, Landlord shall be additionally entitled to recover from Tenant: (i) the award by a court having jurisdiction thereof of the amount by which the unpaid rent and other charges and adjustments called for herein for the balance of the term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided and (ii) that portion of any leasing commission and Tenant Improvements costs paid by Landlord applicable to the unexpired term of the Lease.

     19.4 No Termination. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 19, or acceptance of Tenant's keys to or surrender of the Premises shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any reentry or termination, the liability of Tenant for the Rent shall continue for the balance of the Term, and Tenant shall make good to Landlord any deficiency arising from reletting the Premises at a lesser rent than the Rent provided for in this Lease. Tenant shall pay such deficiency each month as the amount thereof is ascertained by Landlord.

     19.5 Landlord Election to Make Tenant Advances. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which Tenant is liable under this Lease, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure continues for a period of ten days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations or waiving or releasing any rights that Landlord may have, make any such payment or perform any other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate established in
          Section 33.8, from the date of such payment by Landlord, shall be deemed Additional Rent and shall be paid to Landlord on demand.

20. Access. Tenant shall permit Landlord to enter the Premises at all reasonable times with reasonable advance notice to Tenant (except in case of emergency, in which case no notice is required) for the purpose of inspecting, altering, and repairing the Premises and the Building and ascertaining compliance with the provisions of this Lease by Tenant. The existence or exercise of such right of access shall not be construed as imposing any obligation on Landlord to inspect, discover or correct or repair any condition in the Premises or the Building. Landlord may also show the Premises to prospective purchasers or tenants at reasonable times, provided that Landlord shall not materially interfere with Tenant's business operation.

21.  Surrender of Premises: Hold-Over Tenancy.

     21.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and all the additions and alterations thereto, and leave the Premises broom clean and in good order and condition and repair, excluding ordinary wear and tear.

     21.2 Hold-Over Tenancy. If without execution of a new Lease or written extension Tenant shall hold over after the expiration or termination of the Term, with Landlord's written consent. Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated as provided by law, unless the parties agree otherwise at the time of Landlord's consent. If Tenant shall hold over after expiration or termination of the Term without Landlord's written consent, the Base Monthly Rent payable shall be 125% of the Base Monthly Rent payable in the last month prior to expiration or termination of the Term, and Tenant shall continue to pay Additional Rent. During any such tenancy, Tenant shall continue to be bound by all of the terms, covenants, and conditions of this Lease, insofar as applicable.

22. Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable law, statute, ordinance, or governmental rule or regulation, now or hereafter in force ("Laws"). Tenant shall at its sole cost and expense promptly comply with all Laws, including without limitation the Americans with Disabilities Act, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the use or occupancy of the Premises. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action, whether Landlord be a party thereto or not, that Tenant has violated any Laws, shall be conclusive of the fact as between Landlord and Tenant.

23. Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate and with and the CC&Rs and any other restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, Building, Common Areas or Business Park now or hereafter in force. All such rules and regulations shall be non-discriminatory and reasonable and shall be uniformly and consistently enforced against all tenants in the Building. Additions and modifications to rules and regulations shall be binding on Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any rules or regulations by any other tenants or occupants of the Building.

24. Parking. Tenant shall have the right to use, on a first-come, first served basis, in common with other tenants and occupants of the Building, up to the number of parking stalls specified in Section 1, located on the Property and which shall be available for use by all tenants of the Building, their guests and invitees, but which may, at Landlord's election, be designated by Landlord (which designated parking facilities Landlord may change at any time and from time to time in its sole discretion), subject to the rules and regulations and any charges that may be established or altered for such parking facilities from time to time. Tenant shall comply with any and all private and governmentally imposed parking restrictions applicable to the Building or Property, including without limitation, the requirements of all designations placed on parking stalls located on the Property, such as car pool, visitor and designation for any tenant of the Building.

25. Estoppel Certificates. Tenant shall execute, within ten business days following Landlord's request, a certificate in such reasonable form as may be required by Landlord or a prospective purchaser, mortgagee or trust deed beneficiary, or Landlord's successor after a sale or foreclosure, certifying: (i) the Commencement Date of this Lease, (ii) that the Lease is unmodified and in full force and effect, (or if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) that there have been no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement, (iv) the dates to which the Base Monthly Rent, Additional Rent and other charges have been paid, and (v) any other information reasonably requested by the requesting party. Such certificate may be relied upon by Landlord and/or such other requesting party. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except to the extent represented by Landlord, that there are no uncured defaults in Landlord's performance under this Lease, and that not more than one month's Rent has been paid in advance. Tenant's failure to deliver said statement within ten business days of request, shall constitute Tenant's Default.

26. Subordination. Tenant agrees that this Lease shall be subordinate to the lien of any mortgage, deeds of trust, or ground leases now or hereafter placed against the Property or Building, and to all renewals and modifications, supplements, consolidations, and extensions thereof. Notwithstanding the foregoing, Landlord reserves the right, however, to subordinate or cause to be subordinated any such mortgage, deed of trust or ground lease to this Lease. Upon a foreclosure or conveyance in lieu of foreclosure under such mortgage or deed of trust, or a termination of such ground lease, and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease; provided, however, that Landlord shall obtain for the Term of this Lease what is commonly known as a "nondisturbance" agreement which is intended to protect Tenant's right to possession under this Lease for so long as Tenant complies with the terms of this Lease and which shall be in such standard form and substance as the lender or ground lessor at that time typically provides to comparable tenants. Landlord shall use reasonable efforts to obtain modifications to such standard nondisturbance agreements as Tenant may reasonably request. Tenant shall execute and deliver on request and in the form requested by Landlord, any instruments reasonably necessary or appropriate to evidence, effect or confirm such subordination.

27. Removal of Property. On expiration or other termination of this Lease, Tenant shall remove (i) all personal property of Tenant on the Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, cabling, wiring and equipment; and (ii) those improvements to the Premises installed by or at the expense of Tenant which Landlord previously notified Tenant in accordance with Section 13.1 would need to be removed upon expiration or termination of the Lease. All other improvements shall become the property of Landlord under Section 13. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from the installation or removal of such property of Tenant. All property of Tenant remaining on the Premises after reentry or termination of this Lease shall conclusively be deemed abandoned and may be removed by Landlord. The cost of removal of such property shall be reimbursed by Tenant to Landlord upon demand, including, but not limited to court costs, reasonable attorneys' fees and storage and disposal charges relating to such property. Landlord may store such property of Tenant in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owner thereof, with the right to sell such stored property without notice to Tenant. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the cost of removal and storage, if any, and third to the payment of any other amounts that may then be due from Tenant to Landlord under this Lease, and any balance shall be paid to Tenant.

28. Personal Property Taxes. Tenant shall pay prior to delinquency all personal property taxes payable with respect to all property of Tenant located on the Premises or the Building and promptly upon request of Landlord shall provide satisfactory evidence of such payment. "Personal property taxes" under this Section 2B shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

29. Notices. All notices under this Lease shall be in writing. Notices shall be effective (i) three days after being mailed by certified mail, return receipt requested (ii) when personally delivered, or (iii) when sent by fax, in each case to the address or fax number of the receiving party set forth in Section 1. Either party may change its address and fax number for notices by notice to the other from time to time.

30. Condition of Premises. Subject to the punch list items identified in the Work Letter, by taking possession of the Premises, Tenant accepts the Premises as being in good, sanitary order, condition and repair, and further accepts all aspects of the Premises, Building, Property and Business Park in their present condition, AS IS, including latent defects, without any representations or warranties, express or implied, from Landlord.

31.  Hazardous Substances.

     31.1 Tenant Obligations. Tenant shall not, without first obtaining Landlord's prior written approval, generate, release, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants or substances, defined as hazardous or toxic in applicable federal, state and local laws and regulations ("Hazardous Substances") in, on or about the Premises. In the event, and only in the event, Landlord approves such Release of Hazardous Substances on the Premises, such Release shall occur safely and in compliance with all applicable federal, state, and local laws and regulations.

     31.2 Tenant Indemnity. Tenant shall indemnify and defend (with counsel approved by Landlord) Landlord, and hold Landlord harmless, from and against any and all claims, liabilities, losses, damages, cleanup costs, and expenses (including reasonable attorneys'

          fees) arising out of or in any way relating to the Release by Tenant or any of its agents, representatives, employees or invitees, or the presence of any Hazardous Substances in, on or about the Premises occurring as a result of or in connection with Tenant's use or occupancy of the Premises at any time after the Commencement Date.

     31.3 Landlord Inspection. Landlord shall have the right from time to time to enter the Premises, Building and Property and inspect the same for the presence of Hazardous Substances and compliance with the provisions of this Section 31 and inspect the Premises, Building and Property. Landlord may cause tests to be performed for Hazardous Substances on the Premises from time to time. Tenant shall bear the cost of the first such test in any calendar year and any other such test that occurs upon a reasonable suspicion by Landlord that there may be Hazardous Substances in the Premises in violation of Tenant's obligations under this Lease.

     31.4 Survival. The provisions of this Section 31 shall survive the expiration or termination of this Lease with respect to any occurrences during the Term.

32. Signs. Except as permitted under the terms of Section 1 A.5, Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials without the written consent of Landlord. Tenant shall observe and comply with the requirements of all Laws applicable to signage.

33.  General Provisions.

     33.1 Attorneys' Fees. In the event Landlord reasonably requires the services of any attorney in connection with any Default or violation by Tenant of the terms of this Lease or the exercise by Landlord of its remedies for any Default by Tenant under this lease, or a request by Tenant for Landlord's waiver of any terms of this Lease or extension of time to perform or pay any obligation of Tenant under this Lease, Tenant shall promptly on demand reimburse Landlord for its reasonable attorneys' fees incurred in such instance. In the event of any litigation, arbitration or other proceeding (including proceedings in bankruptcy and probate and on appeal) brought to enforce or interpret or other wise arising under this Lease, the substantially prevailing party therein shall be entitled to the award of its reasonable attorneys' fees, witness fees, and court costs incurred therein and in preparation therefor.

     33.2 Governing Law; Venue. This Lease shall be governed by and construed in accordance with the laws of the State of Washington and venue for all disputes shall be in King County, Washington.

     33.3 Cumulative Remedies. No remedy or election under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     33.4 Exhibits; Addenda. Exhibits and Addenda, if any, affixed to this Lease are a part of and incorporated into this Lease.

     33.5 Interpretation. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

     33.6 Joint Obligation. If there is more than one Tenant under this Lease, the obligations hereunder imposed upon Tenants shall be joint and several.

     33.7 Keys/Premises Information. Within ten (10) days after expiration or termination of this Lease, Tenant shall (a) surrender all keys and access cards to the Premises, Building and Garage to Landlord at the place then fixed for payment of Rent (b) to the extent in Tenant's possession, deliver to Landlord any plans, drawing and specifications (including any cabling or wiring diagrams) that relate to the Premises or any improvements or alterations made by Tenant therein, and (c) inform Landlord of all combination locks, safes, and vaults, if any, in the Premises.

     33.8 Late Charges; Interest. Late payment by Tenant to Landlord of Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be difficult and impractical to ascertain. Such costs include without limitation processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, Tenant shall pay to Landlord as Additional Rent a late charge equal to five percent of such installment as liquidated damages for such late payment, other than for time value damages. A $50.00 charge will be paid by Tenant to Landlord for each returned check. In addition, any Rent or other sums due under this Lease to Landlord that is not paid when due shall bear interest at the rate per annum of two percent over the prime rate in effect at Bank of America d/b/a Seattle-First National Bank, Seattle Head Office, on the day such Rent or other sum was due, which interest shall constitute Additional Rent under this Lease. The existence or payment of charges and interest under this Section shall not cure or limit Landlord's remedies for any Default by Tenant under this Lease.

     33.9 Light, Air, and View. Landlord does not guarantee the continued present status of light, air, or view in, to or from the Premises.

     33.10 Measurements. All measurements of the Premises stated in this Lease, even if approximations, shall govern and control over any actual measurement of the Premises and reflect the inclusion of a load factor for the Building. The Rent provided in this Lease and Tenant's Share shall not be modified or changed by reason of any measurement or re-measurement of the Premises that may occur after the date of this Lease, and is agreed by Landlord and Tenant to constitute the negotiated rent for the Premises. The foregoing shall not be deemed to modify any obligation of Landlord to construct the Premises in accordance with the Work Letter.

     33.11 Name. Tenant shall not use the name of the Building or Business Park for any purpose other than as an address of the business conducted by the Tenant in the Premises. The name of the Building or Business Park may at any time be changed by Landlord.

     33.12 Prior Agreements; Amendments. This Lease is the full, final and complete expression of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings, promises or representations, oral or otherwise, pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

     33.13 Recordation. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord.

     33.14 Liability. Tenant agrees to look only to the equity of Landlord in the Building and Property and not to Landlord personally with respect to any obligations or payments due or which may become due from Landlord hereunder, and no other property or assets of Landlord or any partners, officers, directors, of Landlord shall be personally liable in connection with this Lease.

     33.15 Severability. That any provision of this Lease is invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision of this Lease and such other provision shall remain in full force and effect.

     33.16 Time. Time is of the essence of this Lease and each of its provisions.

     33.17 Waiver. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord's duly authorized representatives. The waiver by either party of any provision of this Lease shall not be deemed to be a waiver of such provision or any other provision, in any subsequent instance. The acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding Default or breach by Tenant under this Lease, whether known or unknown to Landlord, other than the failure of the Tenant to pay the particular Rent so accepted.

     33.18 No Waste. Tenant shall not commit or suffer to be committed any waste, damage or nuisance in or upon the Premises.

     33.19 Force Majeure. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease, other than the payment of Rent or other sums due hereunder, by any strike, lockout, labor dispute, inability to obtain labor or materials or reasonable substitutes therefor, acts of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of such party, then the time to perform such obligation or satisfy such condition shall be extended by the delay cause by, such event. If either party shall, as a result of any such event, be unable to exercise any right or option within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of the delay caused by such event.

     33.20 Quiet Enjoyment. Provided Tenant observes its obligations under this Lease, its quiet enjoyment of the Premises throughout the Term shall not be disturbed.

34.  Authority of Tenant.

     34.1 Tenant as Corporation. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that
          (s)he is duly authorized by all necessary action of the directors of Tenant to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

     34.2 Tenant as Partnership or LLC. If tenant is a partnership or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants that (s)he is duly authorized in accordance with Tenant's partnership agreement or limited liability company agreement by all necessary action of the partners or members or managers of Tenant to execute and deliver this Lease on behalf of Tenant, and, and that this Lease is binding upon Tenant in accordance with its terms.

35. Financial Statements. Tenant shall furnish to Landlord from time to time, within 30 days of request, Tenant's most recent financial statements, including at a minimum a balance sheet, income statement and statement of cash flows, or the equivalent, dated as of and for a period ending not more than one quarter prior to the date of delivery. If Tenant is a publicly-traded company, such statements may be in the same form as filed with the appropriate governmental authorities and may be in the form of the last filed annual statement as opposed to the last quarterly statement. If Tenant is not a publicly-traded company, such statements shall be in the form furnished to Tenant's principal lender and/or to Tenant's shareholders or other owners, but at a minimum shall be reviewed or compiled by an independent certified public accountant. If Tenant is not a publicly-traded company, Tenant shall accompany such statements with a certificate of its chief financial officer that the statements fairly present the financial condition and results of operations of Tenant as of and for the period ending on the date of such statements. Landlord shall not request financial statements under this Section more than once each calendar year.

36. Commissions. Any commissions payable as a result of the execution of this Lease shall be paid pursuant to a separate commission contract. Each party represents and warrants to the other that it has not had dealings with any real estate broker other than the Broker identified in Section 1, agent or salesperson with respect to this Lease that would cause the other party to have any liability for any commissions or other compensation to such broker, agent or salesperson, and that no such broker, agent or salesperson has asserted any claim or right to any such commission or other compensation. Such representing party shall defend and indemnify the other party and hold the other party harmless from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees) whatsoever that may arise out of the breach of such representation and warranty.

This Lease shall be effective as of the later of the dates of Landlord's and Tenant's signature on this Lease, as set forth below.

LANDLORD:

SNOQUALMIE RIDGE CASCADE VIEW LLC

By The Quadrant Corporation, its Member


By: /s/ George. F. Sherwin. Jr.
    ------------------------------------
Name: George. F. Sherwin. Jr.
Title: Vice President

Date: 2/28/00

By Connecticut General Life Insurance Company, on behalf of its Separate Account R, its Member

By: CIGNA Investments, Inc.


By: /s/ John G. Eisele
    ------------------------------------
Name: John G. Eisele
Title: Managing Director

Date: 3/2/2000

TENANT:

GREAT PLAINS SOFTWARE O.C., INC.


By: /s/ DAVID M. O'HARA
    --------------------------------
Name: DAVID M. O'HARA
Title: VP OF BUSINESS DEVELOPMENT

Date: 2-24-00

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     I certify that I know or have satisfactory evidence that George F. Sherwin is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Vice President of THE QUADRANT CORPORATION, a corporation, which is a Member of SNOQUALMIE RIDGE CASCADE VIEW LLC, the limited liability company that executed the within and foregoing instrument, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated this 28th day of February, 2000.


(SEAL)                                  /s/ June Killmer
                                        ----------------------------------------

                                        ----------------------------------------
                                        (print or type name)
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Bellevue
                                        My Commission expires: 7/01/03

[Seal or Stamp]

STATE OF Connecticut )
                     ) ss.
COUNTY OF Hartford   )

     I certify that I know or have satisfactory evidence that John Eisele is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Managing Director of CIGNA INVESTMENTS, INC., a corporation, which is the ________________ if CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a corporation, which is a Member of SNOQUALMIE RIDGE CASCADE VIEW LLC, the limited liability company that executed the within and foregoing instrument, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated this 2 day of March, 2000.


(STAMP)                                 /s/ Donna O'Hara
                                        ----------------------------------------

                                        ----------------------------------------
                                        (print or type name)
                                        NOTARY PUBLIC in and for the State of
                                        CT, residing at Hartford
                                        My Commission expires: 11/30/04

[Seal or Stamp]

STATE OF Minnesota )
                   ) ss.
COUNTY OF Clay     )

On this 24 day of February, 2000, before me, the undersigned, a Notary Public in and for the State of Minnesota personally appeared David O'Hara, to me known to be the VP of Business Development of GREAT PLAINS SOFTWARE O.C., INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said party.

WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.


(STAMP)                                 ----------------------------------------
                                        Name Annetta M. Julsrud
                                        NOTARY PUBLIC in and for the State of
                                        Minnesota residing at Moorhead
                                        My commission expires 1/31/05

                                   EXHIBIT A-1

                              to that Lease between
                   SNOQUALMIE RIDGE CASCADE VIEW LLC, LANDLORD
                                       and
                    GREAT PLAINS SOFTWARE O.C., INC., TENANT

                                    PREMISES

                                [2ND FLOOR PLAN]

34931 SE Douglas Street, Suite 200
Snoqualmie, WA 98065

                                   EXHIBIT A-2

                              to that Lease between
                 SNOQUALMIE RIDGE CASCADE VIEW LLC, LANDLORD and
                    GREAT PLAINS SOFTWARE O.C., INC., TENANT

                          LEGAL DESCRIPTION OF PROPERTY

Lot 2 of City of Snoqualmie Certificate of Segregation No. 99-01 as recorded under King County Recording Number 9904019007, Records of King County, Washington.

                                   EXHIBIT A-3

                              to that Lease between
                 SNOQUALMIE RIDGE CASCADE VIEW LLC, LANDLORD and
                    GREAT PLAINS SOFTWARE O.C., INC., TENANT

                       LEGAL DESCRIPTION OF BUSINESS PARK

All that property contained within the exterior boundary of City of Snoqualmie Binding Site Improvement Plan No. BSIP 97-01 (also known as Snoqualmie Ridge Binding Site Improvement Plan No. 1) per instrument filed in Volume 185 of Surveys, Pages 32 through 38, inclusive, Recording No. 9805051715, Records of King County, Washington. Said binding site improvement plan was amended by that Affidavit of Correction filed under King County Recording No. 9805190462.

                                    EXHIBIT B

                              to that Lease between
                 SNOQUALMIE RIDGE CASCADE VIEW LLC, LANDLORD and
                    GREAT PLAINS SOFTWARE O.C., INC., TENANT

                                   WORK LETTER

                              WORK LETTER AGREEMENT

                               TENANT IMPROVEMENTS

     Work Letter Agreement ("Agreement"), dated for reference purposes as of the 2nd day of March, 2000, by and between SNOQUALMIE RIDGE CASCADE VIEW LLC, a Washington limited liability company ("Landlord"), and GREAT PLAINS SOFTWARE O.C, INC., a Minnesota corporation ("Tenant").

     Concurrently with the execution of this Agreement, Landlord and Tenant have entered into a lease ("Lease") covering certain premises ("Premises") more particularly described in Exhibit A-1 attached to the Lease.

     In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Lease.

1.   COMPLETION SCHEDULE

     1.1 Attached is a schedule ("Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Premises prior to the Commencement Date of the Lease. The Work Schedule sets forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule shall be the basis for completing the Tenant Improvements work. Landlord and Tenant shall each exert their good faith, reasonable and diligent efforts to achieve completion or approval of the matters described in the Work Schedule on or before the dates set forth therein; and Landlord and Tenant each agree to promptly and diligently respond to all questions and concerns raised by architects, engineers and other consultants in connection therewith.

2.   LANDLORD'S WORK

     2.1 Landlord shall complete, at its sole cost, on or before the Commencement Date the following items ("Landlord's Work"):

          2.1.1 All site work.

          2.1.2 Finished first floor lobby.

          2.1.3 Toilet cores on first and second floors (including showers on both floors, subject to Section 2.2).

          2.1.4 Rooftop-mounted variable air volume HVAC system with vertical supply duct and return air shaft to each floor.

          2.1.5 Power and communications to central rooms.

          2.1.6 Second floor lobby shell.

     2.2 Building Modifications. The current plans for Landlord's Work contemplate construction of second floor showers and construction of the HVAC air shaft in a certain location. The construction of the second showers and the particular location of the HVAC air shaft are necessitated by the special requirements of a prospective tenant with whom Landlord is presently negotiating a lease for the entire first floor of the Building. Landlord reserves the right to eliminate the second floor showers, unless Tenant agrees to pay for showers as a Tenant Improvement item, and relocate the HVAC air shaft to a different location if Landlord does not enter into a lease with such prospective tenant, in which case the Tenant Improvement Plans shall be modified to reflect such changes.

3.   TENANT IMPROVEMENTS; TENANT IMPROVEMENTS PLANS

     3.1 In this Agreement "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvements Plans described in and developed in accordance with this Section 3, as modified by Tenant pursuant to Section 4. Landlord and Tenant shall prepare a Space Plan for the Tenant Improvements in accordance with the Work Schedule. The Space Plan, once prepared, shall then be subject to each party's review and approval in accordance with the Work Schedule. Based upon the mutually-approved Space Plan, Landlord shall then prepare the Tenant Improvements permit plans (i.e., the plans used for submittal to the appropriate governmental bodies for all necessary permits and approvals) and the Tenant Improvements construction documents, (i.e., final working drawings and specifications for the Tenant Improvements) in accordance with the Work Schedule. The Tenant Improvements construction documents, once prepared, shall then be subject to each party's review and approval in accordance with the Work Schedule. The Tenant Improvements construction documents, once mutually-approved, shall then constitute the "Tenant Improvements Plans."

     3.2 After determination of the Space Plans and preparation of the Tenant Improvements permit plans, the Tenant Improvements permit plans shall be submitted to the appropriate governmental body for plan checking and issuance of necessary permits and approvals. Landlord, with Tenant's cooperation, shall cause to be made any changes in the Tenant Improvements permit plans, Tenant Improvements construction documents and Tenant Improvements Plans necessary to obtain such permits and approvals.

4.   TFNANT REQUESTED CHANGES TO TENANT IMPROVEMENTS PLANS

     4.1 After determination of the Tenant Improvements Plans, Tenant may, at Tenants election, request revisions, modifications, changes and amendments to the Tenant Improvements Plans; and, subject to Landlord's consent and approval, in the exercise of Landlord's reasonable discretion, the Tenant Improvements Plans shall be so revised, provided, however, that all costs relating to re-design of the Tenant Improvements for such change, costs for changes to the Tenant Improvements Plans, additional permitting or fees which may be required in connection with such change, and any increased Tenant Improvements construction costs shall be paid by Tenant. Additionally, any delay resulting from any such changes together with the time period for the preparation of estimates and review and approval by Landlord and Tenant shall constitute a Tenant Delay in accordance with the provisions of Section 8. If approved by Landlord, changes to the Tenant Improvements Plans shall be evidenced by written change order signed by Landlord, Tenant and the Tenant Improvements contractor. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvements Plans if such changes are inconsistent with the other provisions of this Agreement, if such change would, in Landlord's judgment, delay completion of the Tenant Improvements beyond the Commencement Date, or if such change would, in Landlord's judgment, substantially alter the quality or character of the Building in which the Premises are situated.

5.   DETERMINATION OF FINAL PRICING

     5.1 After the determination of the Tenant Improvements Plans, Landlord shall prepare and deliver to Tenant a final pricing in accordance with the Work Schedule, which final pricing shall remain subject to adjustment for any modifications to the Tenant Improvements Plans required by the appropriate governmental body in connection with the issuance of permits and approvals.

6.   CONSTRUCTION OF TENANT IMPROVEMENTS

     6.1 Landlord shall cause the Tenant Improvements to be substantially completed sufficient for the issuance of a temporary certificate of occupancy for the Premises on or before the Commencement Date of the Lease in accordance with the provisions set forth in this Work Letter. Landlord shall supervise the completion of such work and shall use diligent efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Section 7.

     6.2 In connection with the construction of the Tenant Improvements, Landlord and Tenant shall arrange for Tenant to have access to the Premises commencing approximately 75 days prior to the estimated date for substantial completion shown on the Work Schedule, in order to allow Tenant to install telephone lines and telephone systems, fiber optics, computer cabling, and related similar matters, and, on a "space ready" basis only, to commence installation of Tenant's trade fixtures. Tenant shall schedule installation of such items with Landlord and the Tenant Improvements contractor so as not to unreasonably impede, interfere with or delay the progress of construction of the Tenant Improvements; and Tenant shall perform such installation in accordance with any guidelines provided by the Tenant Improvements contractor. Delay, interference or damage arising out of Tenant's installation of such items shall constitute a Tenant Delay under Section 8. Any and all costs of installation of such items shall be at Tenant's sole cost and expense.

     6.3 During the period of construction of the Tenant Improvements, Landlord shall consult with Tenant from time to time as necessary to achieve approval of certain matters and installations related to the Tenant Improvements. Such approvals shall be forthcoming from Tenant within a reasonable time period as requested by Landlord, which time period shall enable Landlord to maintain the schedule for substantial completion of the Tenant Improvements stated in the Work Schedule. Failure of Tenant to respond within such requested time period shall constitute a Tenant Delay.

     6.4 During the period of construction of the Tenant Improvements, Landlord and Tenant shall meet at regular meetings occurring at least once monthly regarding the status of the construction and occurring at least once weekly during the final month of construction. If timely, matters requiring Tenant's approval may be determined at such meetings and decisions shall be reflected in the minutes of such meetings.

7.   PAYMENT OF COST OF THE TENANT IMPROVEMENTS

     7.1 Design Allowance. Tenant is entitled to a "Design Allowance" of up to $20,055. Such Design Allowance shall be used only for payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and all other aspects of the Tenant Improvements Plans.

     7.2 Tenant Improvement Allowance. Tenant is entitled to a "Tenant Improvement Allowance" of $1,002,750. Such Tenant Improvement Allowance shall be used only for:

          7.2.1 The payment of plan check, permit, license fees and insurance premiums relating to construction of the Tenant Improvements.

          7.2.2 Construction of the Tenant Improvements, including without limitation the following:

               7.2.2.1 Installation within the Premises of all partitioning, doors, window coverings, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

               7.2.2.2 All electrical wiring, lighting fixtures, outlets and switches and other electrical work to be installed within the Premises.

               7.2.2.3 The furnishing and installation of all duct work,
                    terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour heating, ventilation and air conditioning.

               7.2.2.4 Any additional Tenant requirements including but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

               7.2.2.5 All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises.

               7.2.2.6 All plumbing, fixtures, pipes and accessories to be installed within the Premises.

               7.2.2.7 Testing and inspection costs.

               7.2.2.8 Contractor's fees, including but not limited to any fees based on general conditions.

               7.2.2.9 All applicable Washington State sales taxes.

     7.3 The cost of each item shall be charged against the Design Allowance or the Tenant Improvement Allowance, as applicable, until the applicable allowance is exhausted. In the event that the cost of designing the Tenant Improvements exceeds the Design Allowance, or the cost of installing the Tenant Improvements, as established by the final pricing schedule to be determined by Landlord and Tenant, exceeds the Tenant Improvement Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Improvement Allowance, then the excess shall be paid by Tenant to Landlord not later than thirty days after invoice from Landlord to Tenant for the same, but in no event shall such excess be due prior to June 1, 2000.

     7.4 If, after the Tenant Improvements Plans have been established and the final pricing has occurred, Tenant shall require changes or substitutions to the Tenant Improvements Plans, any additional costs thereof shall be paid by Tenant to Landlord not later than thirty days after invoice from Landlord to Tenant for the same, but in no event shall such payments be due prior to June 1, 2000. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvements Plans as provided in Section 3.1.

     7.5 In the event that the cost of the Tenant Improvements increases as set forth in Landlord's final pricing due to the requirements of any governmental agency and such increases exceed any available remaining amount of the Tenant Improvement Allowance, Tenant shall pay Landlord the amount of such increase within 30 days after receipt of Landlord's invoice for the same, but in no event shall such excess be due prior to June 1, 2000.

8.   TENANT DELAY

     8.1 As used in this Agreement and in the Lease, "Tenant Delay" means any delay caused by (i) Tenant's failure to meet its obligations under the Lease or this Agreement, (ii) Tenant initiated changes to the Tenant Improvements Plans, (iii) Tenant's failure to perform actions or approve items in accordance with the Work Schedule or Section 1.1, or
          (iv) interference or damage arising out of Tenant's installation of telephone lines and telephone systems, fiber optics, computer cabling, and related similar matters pursuant to Section 6.2.

     8.2 In addition to the provisions in Article 4 of the Lease addressing the effects of Tenant Delay on the Commencement Date and the Rent Commencement Date, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, liens, costs and expenses (including attorneys' fees) arising out of or otherwise attributable to the Tenant Delay.

9.   SUBSTANTIAL COMPLETION

     9.1 The Tenant Improvements shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises remain to be performed (items normally referred to as "punch list" items). Landlord shall proceed with all due diligence to complete the punch list items as soon as reasonably possible.

10.  TENANT REPRESENTATIVE

     10.1 Tenant appoints Ann Packer as Tenant's Representative to act for Tenant in all matters under this Agreement. All inquiries, requests, instructions, authorizations, and other communications under this Agreement may be made by Landlord to Tenant's Representative. Tenant may change the identity of Tenant Representative by notice in writing to Landlord.

11.  SIGNAGE DURING CONSTRUCTION

     11.1 During the construction period, to the extent permitted by the City of Snoqualmie, Landlord may provide such signage stating the future tenancy of Tenant as Landlord deems appropriate.

12.  WARRANTIES

     12.1 Landlord shall obtain from all contractors and subcontractors providing material and labor in the construction of the Tenant Improvements all commercially reasonable warranties (including manufacturers' warranties) for their respective materials or labor which are available from such contractors or subcontractors. All such warranties shall be in writing and shall run to Landlord. To the extent there exists any defect in the Tenant Improvements, which is covered by the warranties obtained under this Section, Landlord shall seek to enforce such warranties in accordance with their terms.

13.  GENERAL

     13.1 The provisions of the Lease and of the Exhibits hereto are made a part of this Agreement. The parties shall execute such further documents and instruments and take such other further actions as may be reasonably necessary to carry out the intent and provisions of this Agreement.

This Agreement shall be effective as of the later of the dates of Landlord's and Tenant's signature on this Agreement, as set forth below.

                                        LANDLORD:

                                        SNOQUALMIE RIDGE CASCADE VIEW LLC

                                        By: The Quadrant Corporation, its Member


                                        By: /s/ George. F. Sherwin. Jr.
                                            ------------------------------------
                                        Name: George. F. Sherwin. Jr.
                                        Title: Vice President

                                        Date: 2/28/2000


                                        By Connecticut General Life Insurance
                                           Company, on behalf of its Separate
                                           Account R, its Member

                                        By: CIGNA Investments, Inc.


                                        By: /s/ JOHN G. EISELE
                                            ------------------------------------
                                        Name: JOHN G. EISELE
                                        Title: MANAGING DIRECTOR

                                        Date: 3/2/2000


                                        TENANT:

                                        GREAT PLAINS SOFTWARE O.C., INC.


                                        By: /s/ DAVID M. O'HARA
                                            ------------------------------------
                                        Name: DAVID M. O'HARA
                                        Title: VP OF BUSINESS DEVELOPMENT

                                        Date: 2-24-00

                                  WORK SCHEDULE

DATE      ACTION ITEM
----      -----------
2/23/00   Preparation of Space Plan and Submission to Landlord and Tenant for
          Approval

2/23/00   Tenant and Landlord Approval of Space Plan

2/25/00   Tenant and Landlord Execution of Lease Document

3/06/00   Tenant Improvements Permit Plans Submitted for Tenant Improvements
          Construction Permit

3/13/00   Architect Completion of Draft Tenant Improvements Construction
          Documents "Check Set" and Submission to Landlord and Tenant for
          Approval

3/17/00   Tenant and Landlord Approval of Tenant Improvements Construction
          Documents (i.e., Determination of Tenant Improvement Plans)

3/24/00   Determination of Final Pricing

3/21/00   Tenant Improvements Construction Permit Issued

6/27/00   Substantial Completion and Issuance of Temporary Certificate of
          Occupancy

6/19/00   Lease Commencement Date

                                    Exhibit B

                         FURNITURE, FIXTURES & EQUIPMENT

   The following items generally reflect the recording of the walk through of the space by representatives from Light Sciences and Microsoft on
                               September 7, 2002.

-    Eight (8) private offices with furniture

-    Two (2) folding tables

-    Fifty-two (52) task chairs

-    Nine (9) guest chairs

-    Forty-one (41) Steelcase workstations

-    One (1) tall wood bookcase

-    One (1) shelf bookcase

-    Six (6) 60" tables

-    One (1) 42" table

-    Three (3) 30" tables

-    One (1) sofa

-    Two (2) cherry lounge chairs

-    One (1) credenza

-    One (1) drum table

-    Three (3) storage cabinets

-    Six (6) miscellaneous tables

-    One (1) AV cart

-    One (1) Liebert unit

                                    Exhibit C

                                   Space Plan

                                [2ND FLOOR PLAN]

                                   Schedule C

                          Diagram of Subleased Premises

                                   Schedule D

                           Designated Shared Equipment


Asset ID  Asset Description
--------  -----------------

0002      Radiometer & Sphere
0024      Bausch & Lomb STZ 4 Microscope w/accesso
0033      18 Channel Mixed Signal Oscilloscope
0034      Clean Room
0195      Programmable DC Power Supply (Dual)
0310      Multi-Channel Spectroradiometer OL 770
0318      Heavy Load Workstation w/Sci Gr Breadbd
0320      USB 2000-FL Optic Spectrometer w/LED
0321      Ocean Optics 2000 Fiber Optic Spectromet
0336      PC-3 ULTRA, 115V, 50 W, Spot Lamp
0362      Waverunner 6050, 4 ch, 500MHz 5GS/s DSO
0374      DC power supply, dual output, dual range
0389      81pc set Cera/Steel Gage Block Set
0399      Stereo Zoom Microscope
0405      XPERT Labconco Fume Hood, Wk Srfc, Stand
0406      Filtermate 115V Hepa-Carbon Filter
0411      HEPA Purifier Enclosure w/Wk Sfc & Base
0450      BeamStar FX 66 Camera w/Software & Accs
0524      Vertical Milling Machine


               The Designated Shared Equipment includes miscellaneous lab supplies and tools located in the Shared Areas.